Exhibit 4.3

NETCREDIT COMBINED RECEIVABLES 2023, LLC

as Issuer

and

CITIBANK, N.A.

as Indenture Trustee, Paying Agent, Note Registrar

and Securities Intermediary

INDENTURE

DATED AS OF

March 3, 2023

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Section 13.08	Notices	71
Section 13.09	Force Majeure	71
Section 13.10	Patriot Act	72
Section 13.11	Limitation on Liability.	72

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EXHIBITS

EXHIBIT A	FORM OF CLASS A NOTE RULE 144A GLOBAL NOTE
EXHIBIT B EXHIBIT C	FORM OF TEMPORARY REGULATION S GLOBAL NOTE FORM OF PERMANENT REGULATION S GLOBAL NOTE
EXHIBIT D	FORM OF NOTICE OF ADDITION DATE
APPENDIX A	DEFINITIONS/RULES OF CONSTRUCTION/NOTICE INFORMATION

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This INDENTURE, dated as of March 3, 2023 (or otherwise modified from time to time, this “Indenture”), by and between NetCredit Combined Receivables 2023, LLC (the “Issuer”), having its principal office at 175 W Jackson Blvd, Suite 500, Chicago, Illinois 60604, and Citibank, N.A., in its capacity as the Indenture Trustee, as the initial Securities Intermediary, as Note Registrar and as Paying Agent.

W I T N E S S E T H:

WHEREAS, the Issuer duly authorized the execution and delivery of this Indenture to provide for the issuance of its Notes; and

WHEREAS, the Issuer agrees that everything necessary to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with its terms, has been done.

NOW, THEREFORE, to set forth and establish the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the mutual agreements herein contained, the purchase of Notes by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the equal and proportionate benefit of all Holders of the Notes, as the case may be, the parties hereto intending to be legally bound hereby agree as follows:

GRANTING CLAUSE

The Issuer hereby grants to the Indenture Trustee, for the benefit and security of the Noteholders and the Indenture Trustee, a first priority security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Issuer Estate and all accounts, certificates of deposit, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property (including securities accounts and financial assets credited thereto), letter-of-credit rights, money and supporting obligations, including (a) all ownership interests in the Receivables, (b) all monies received with respect to the Receivables, (c) any and all documents that the Issuer (or its designee) keeps on file relating to the Receivables or the related Obligors, (d) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transaction Documents (whether arising pursuant to the terms of any such agreement or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce the Transaction Documents, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any such agreement, (e) the Collection Account, including all amounts and property from time to time held therein or credited thereto, (f) the Reserve Account, including all amounts and property from time to time held therein or credited thereto, (g) the Pre-Funding Account, including all amounts and property from time to time held therein or credited thereto, (h) all present and future claims, demands, causes and choses in action in respect of action in respect of any or all of the foregoing, (i) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing and (j) all other assets owned or acquired by the Issuer.

The property described in the preceding sentence is collectively referred to as the “Collateral.” The Security Interest in the Collateral is granted to secure the Notes (and the related obligations under this Indenture), equally and ratably without prejudice, priority or distinction between any Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture or in any Note issued pursuant hereto, and to secure (i) the payment of all amounts due on such Notes in accordance with their terms, (ii) the payment of all other sums payable by the Issuer under this Indenture or the Notes and (iii) compliance by the Issuer with the provisions of this Indenture or the Notes. This Indenture, as it may be supplemented, is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein such that the interests of the Noteholders may be adequately and effectively protected.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes is limited in recourse as set forth in Section 7.10.

Article I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. Whenever used in this Indenture and unless the context requires a different meaning, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Part I of Appendix A. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate executed by the Transferor or the Issuer, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with or waived and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with or waived, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

It will not be necessary to deliver the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or before the time of authentication and delivery of any Note issued hereunder. The Indenture Trustee may rely, as to authorization by the Issuer of any Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the delivery of the documents required pursuant to Sections 4.10, in connection with the authentication and delivery of any Note issued hereunder.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the statement required by Section 11.07) will include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that such individual has made such examination or investigation as is reasonably necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, an “Action”) provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments or record are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, will be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or limited liability company or a member of a partnership, on behalf of such corporation or limited liability company or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes will be proved solely by the Note Register, and the beneficial ownership of any interest in Global Notes will be proved solely by the Book Entry System.

(d) The fact and date of execution of any such instrument or writing, the authority of the Person executing the same and the principal amount may also be proved in any other manner which the Indenture Trustee deems sufficient; and the Indenture Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.04.

(e) If the Issuer will solicit from the Holders any Action, the Issuer may, at its option, by an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such Action, but the Issuer will have no obligation to do so. If the Issuer does not so fix a record date, such record date will be the later of 30 days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 9.01 before such solicitation. Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding will be computed as of the record date; provided, that no such authorization, agreement or consent by the Holders on the record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f) Any Action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(g) Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 4.01, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in or security entitlements to any such Global Note through such Depository’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in or security entitlements to any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Holders remain Holders after such record date. No such Action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05 Notices, etc. to Indenture Trustee and Issuer. Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (i) the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid or sent via electronic transmission to the Indenture Trustee at its Corporate Trust Office, (ii) or the Issuer by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid or sent via electronic transmission, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

Section 1.06 Notices to Noteholders, Waiver. Where this Indenture, or any Registered Note provides for notice to Noteholders of any event, such notice will be sufficiently given (unless otherwise herein or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of a Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

Section 1.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

Section 1.08 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee, whether so expressed or not.

Section 1.09 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or the Notes shall for any reason whatsoever be held invalid, illegal or unenforceable then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Indenture or the Notes and shall in no way affect the validity, legality or enforceability of such remaining covenants, agreements, provisions or terms of this Indenture or the Notes.

Section 1.10 Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and to the extent expressly provided herein, any Authenticating Agent or Paying Agent, the Note Registrar, any other party secured hereunder and any other Person with an ownership interest in any part of the Issuer Estate and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each party hereto hereby consents and agrees that the State or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Indenture or to any matter arising out of or relating to this Indenture; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Indenture shall be deemed or operate to preclude the Indenture Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Issuer arising hereunder or to enforce a judgment or other court order in favor of the Indenture Trustee. Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 1.11 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable State and federal laws to apply, the parties desire that their disputes be resolved by a judge applying such applicable laws. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, OR IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.12 Counterparts. This Indenture may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

Section 1.13 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

[END OF ARTICLE I]

Article II

COLLATERAL

Section 2.01 Recording, Etc.

(a) The Issuer intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral. The Issuer will take all actions necessary to maintain a perfected first priority lien on and Security Interest in the Collateral in favor of the Indenture Trustee.

(b) The Issuer shall cause each item of the Collateral to be Delivered, and the Custodian on its behalf, shall hold each item of the Collateral as Delivered, separate and apart from all other property held by the Indenture Trustee, or the Custodian on its behalf, in accordance with the Indenture Trustee’s or the Custodian’s, as applicable, internal policies and procedures. To the extent that such of the Collateral as constitutes a deposit account or a securities account is maintained with Citibank, Citibank hereby makes the agreements required under the UCC in order for such deposit account or securities account to be controlled by Citibank. Notwithstanding any other provision of this Indenture, other than in connection with the exercise of its remedies under Article VII, the Indenture Trustee shall not hold any part of the Collateral through an agent or nominee except as expressly permitted by this Section 2.01(b).

(c) The Issuer will from time to time execute, authorize and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, instruments of further assurance and other instruments, all as prepared by the Issuer, and will take such other action reasonably necessary or advisable to:

(i) grant the Security Interest more effectively in all or any portion of the Collateral;

(ii) maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

(iv) enforce the Receivables and each other instrument or agreement designated for inclusion in the Collateral;

(v) preserve and defend title to the Collateral and the rights of the Indenture Trustee in the Collateral against the claims of all persons and parties; or

(vi) pay all taxes or assessments levied or assessed upon the Collateral when due.

(d) The Issuer will from time to time promptly pay and discharge all UCC recording and filing fees, charges and taxes relating to this Indenture, any amendments hereto and any other instruments of further assurance.

(e) Without limiting the generality of Section 2.01(b) or (c):

(i) The Issuer will cause this Indenture, all amendments and supplements hereto and all financing statements and all amendments to such financing statements and any other necessary documents covering the Indenture Trustee’s right, title and interest in and to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee in and to all property comprising the Collateral. The Issuer will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, promptly when available following such recording, registration or filing. The Issuer hereby authorizes the filing of financing statements (and amendments of financing statements) that name the Issuer as debtor and the Indenture Trustee as secured party and that cover all personal property of the Issuer; provided, however, that the Indenture Trustee shall have no obligation to file the financing statements or amendments thereto. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect notwithstanding that such collateral description may be broader in scope than the collateral described herein. The Issuer also hereby ratifies the filing of any such financing statements (or amendments of financing statements) that were filed prior to the execution hereof.

(ii) The Issuer shall not change its name or its type or jurisdiction of organization unless it has first (A) made all filings and taken all actions in all relevant jurisdictions under the applicable UCC and other applicable law as are necessary to continue and maintain the first priority perfected Security Interest of the Indenture Trustee in the Collateral, and (B) delivered to the Indenture Trustee an Opinion of Counsel to the effect that all necessary filings have been made under the applicable UCC in all relevant jurisdictions as are necessary to continue and maintain the first priority perfected Security Interest of the Indenture Trustee in the Collateral.

Section 2.02 Suits to Protect the Collateral. Subject to the provisions of this Indenture, the Indenture Trustee will have power to institute and to maintain such suits and proceedings as it may be directed by the Majority Holders of the Notes, to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee may be directed in writing by the Majority Holders of the Notes to preserve or protect the interests of the Noteholders and the interests of the Indenture Trustee in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest or be prejudicial to the interests of the Noteholders or the Indenture Trustee).

Section 2.03 Purchaser Protected. In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article II to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any other obligor, as applicable, to make any such sale or other transfer.

Section 2.04 Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article II upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article II.

Section 2.05 Determinations Relating to Collateral. In the event (i) the Indenture Trustee shall receive any request from the Issuer or any other obligor for consent or approval with respect to any matter relating to any Collateral or the Issuer’s or any other obligor’s obligations with respect thereto or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Indenture Trustee shall have actual knowledge of any nonperformance by the Issuer or any other obligor of any covenant or any breach of any representation or warranty of the Issuer or any other obligor set forth in this Indenture or any other Transaction Document, then, in each such event, the Indenture Trustee shall be entitled but not obligated, at the expense of the Issuer, to hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Indenture Trustee pursuant to Section 8.07). The Indenture Trustee will be fully protected and shall not incur any personal liability in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Majority Holders.

Section 2.06 Release of All Collateral.

(a) Subject to the payment of its fees, expenses and indemnities (other than indemnities and reimbursement obligations for which a claim has not yet been asserted) pursuant to Section 8.07 and payment in full of all amounts due and payable to the Noteholders (other than indemnities and reimbursement obligations for which a claim has not yet been asserted or except as otherwise permitted by this Indenture), the Indenture Trustee shall, at the direction of the Issuer or when otherwise required by the provisions of this Indenture, execute instruments to release property and Collateral from the Lien of this Indenture, or convey the Indenture Trustee’s interest (which is held by the Indenture Trustee for the benefit of the Noteholders) in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article II will be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b) Upon delivery of an Officer’s Certificate of the Issuer, certifying that the Issuer’s obligations under this Indenture have been satisfied and discharged by complying with the provisions of this Article II, the Indenture Trustee shall, at the expense of the Issuer and in the forms provided by the Issuer, execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interest created by this Indenture.

(c) The Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, at the expense of the Issuer, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with or waived in accordance with the terms of this Indenture and that such action is not inconsistent with any of the provisions of this Indenture. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate, including any Officer’s Certificates, or other instrument delivered to the Indenture Trustee in connection with any such action, unless such counsel knew or in the exercise of reasonable care should have known, any such certificate or other instrument, or any factual matter asserted therein, is erroneous.

Section 2.07 Opinions as to Collateral. On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel substantively to the effect that, in the opinion of such counsel, the applicable UCC financing statement is in sufficient form for filing in the applicable filing office, and the security interest of the Indenture Trustee will be perfected in the Issuer’s rights in that portion of the Collateral in which a security interest can be perfected under Section 9 of the applicable UCC by the filing of such UCC financing statement in such filing office upon the later of the attachment of the security interest and the filing of such UCC financing statement identifying the Issuer as debtor in such filing office.

Section 2.08 Certain Commercial Law Representations and Warranties. The Issuer hereby makes the following representations and warranties on which the Indenture Trustee and each of the Noteholders shall be entitled to rely in connection with the transactions contemplated by this Indenture. Such representations and warranties shall survive until the termination of this Indenture. Such representations and warranties speak of the date that a security interest in the Collateral is granted to the Indenture Trustee and shall not be waived by any of the parties to this Indenture.

(a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Indenture Trustee, for the benefit of the Noteholders, in the related Collateral, which security interest is perfected and prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

(b) Each of the existing Receivables constitutes a “payment intangible.”

(c) At the time of its grant of any security interest in the related Collateral pursuant to this Indenture, the Issuer owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person (other than the security interest granted to the Indenture Trustee pursuant to this Indenture).

(d) The Issuer has caused or will have caused no later than three (3) Business Days after the Closing Date the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Indenture Trustee pursuant to this Indenture.

(e) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the related Collateral. No effective financing statement has been filed against the Issuer that includes a description of the related Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to this Indenture or that has been terminated. As of the Closing Date, no judgment has been entered, and no tax Liens have been filed, against the Issuer.

Section 2.09 The Securities Intermediary.

(a) There shall at all times be one or more securities intermediaries appointed for purposes of this Indenture (the “Securities Intermediary”). Citibank is hereby appointed as the initial Securities Intermediary hereunder, and Citibank accepts such appointment.

(b) The Securities Intermediary shall be, and Citibank as initial Securities Intermediary hereby represents and warrants that it is as of the date hereof and shall be, for so long as it is the Securities Intermediary hereunder, a corporation, State bank or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. The Securities Intermediary shall, and Citibank as initial Securities Intermediary does, agree with the parties hereto that each of the Collection Account, the Reserve Account and the Pre-Funding Account shall be an account to which financial assets (as defined in the UCC) may be credited and undertake to treat the Indenture Trustee as entitled to exercise the rights that comprise such financial assets. The Securities Intermediary shall, and Citibank as initial Securities Intermediary does, agree with the parties hereto that each item of property, including cash, credited to the Collection Account, the Reserve Account and the Pre-Funding Account, as applicable, shall be treated as a financial asset (as defined in the UCC). The Securities Intermediary shall, and Citibank as initial Securities Intermediary does, agree with the parties hereto that the jurisdiction of the Securities Intermediary with respect to the Collection Account, the Reserve Account and the Pre-Funding Account, respectively, shall be the State of New York. The Securities Intermediary shall, and Citibank as initial Securities Intermediary does, represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Indenture. The Securities Intermediary shall, and Citibank as initial Securities Intermediary does, covenant that it will not take any action inconsistent with the provisions of this Indenture applicable to it. The Securities Intermediary shall, and Citibank as initial Securities Intermediary does, agree that any item of property credited to the Collection Account, the Reserve Account or the Pre-Funding Account, as applicable, shall not be subject to any security interest, lien, encumbrance or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(c) It is the intent of the Indenture Trustee and the Issuer that the Collection Account, the Reserve Account and the Pre-Funding Account shall be a securities account, as to which the Indenture Trustee is the “entitlement holder” (as defined in the UCC). The Securities Intermediary shall covenant that it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by any person or entity other than the Indenture Trustee, and Citibank as initial Securities Intermediary hereby covenants that, for so long as it is the Securities Intermediary hereunder, it will not agree with any person or entity other than the Indenture Trustee that it will comply with entitlement orders originated by any person or entity other than the Indenture Trustee.

(d) Nothing herein shall imply or impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and the Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any duties of a fiduciary nature (such as the fiduciary duties of the Indenture Trustee hereunder). The Securities Intermediary shall be entitled to all immunities, protections, rights, exculpations as are provided to the Indenture Trustee hereunder.

(e) The Securities Intermediary may at any time resign by notice to the Indenture Trustee and may at any time be removed by notice from the Indenture Trustee, if a different Person than the Securities Intermediary, but if not, then the Issuer; provided, that it shall be the responsibility of the Indenture Trustee, if a different Person than the Securities Intermediary, but if not, then the Issuer, to appoint a successor Securities Intermediary and to cause the Collection Account to be established and maintained with such successor Securities Intermediary in accordance with the terms hereof; and the responsibilities and duties of the retiring Securities Intermediary hereunder shall remain in effect until all of the Collateral credited to the Collection Account held by such retiring Securities Intermediary has been transferred to such successor. Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which the Securities Intermediary shall be a party, shall be the successor of the Securities Intermediary hereunder, without the execution or filing of any further act on the part of the parties hereto or such Securities Intermediary or such successor corporation.

[END OF ARTICLE II]

Article III

NOTE FORMS

Section 3.01 Forms Generally. The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes will be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes, subject to the rules of any securities exchange on which such Notes are listed.

Section 3.02 Forms of Notes. Each Note will be in one of the forms approved hereby. Before the delivery of a Note to the Indenture Trustee for authentication pursuant to Section 4.03 in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuer Certificate authorizes a specific officer or officers of the Transferor to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

Section 3.03 Form of Indenture Trustee’s Certificate of Authentication. The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Citibank, N.A., as Indenture Trustee, By: Authorized Signatory Dated:

Section 3.04 Notes Issuable in the Form of a Global Note.

(a) If the Issuer establishes pursuant to Section 3.02 and Section 4.01 that the Notes are to be issued in whole or in part in the form of one or more Global Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 4.03, authenticate and deliver, such Global Note, which (i) will represent, and will be denominated in an amount equal to the aggregate initial principal amount of the Notes that are Outstanding to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Certificate, (ii) will be registered in the name of the Depository for the beneficial owners of such Global Note or its nominee, (iii) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction, (iv) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (v) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable. DTC will credit interest in any Regulation S Global Note to participant accounts maintained by Clearstream or Euroclear with DTC according to the interests in such Regulation S Global Note maintained by participants in Clearstream or Euroclear, as the case may be.

(b) Notwithstanding any other provisions of this Section 3.04 or Section 4.04, and subject to the provisions of Section 3.04(c), a Global Note, or beneficial interest therein, may be transferred in the manner provided in Section 3.09 or Section 4.04, as applicable.

(c) With respect to the Notes:

(i) If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes, ceases to be a clearing agency registered under the Securities Exchange Act, or other applicable statute or regulation, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor nominee for such Global Note is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent, upon receipt of an Issuer Certificate requesting the authentication and delivery of individual Notes in exchange for such Global Note, will authenticate and deliver, individual Notes of like tenor and terms in an aggregate initial principal amount equal to the initial principal amount of the Global Note in exchange for such Global Note.

(ii) If specified by the Issuer pursuant to Section 3.02 and Section 4.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Indenture Trustee or its agent will authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate initial principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the initial principal amount of the surrendered Global Note and the aggregate initial principal amount of Notes delivered to the Holders thereof.

(iii) In any exchange provided for in any of the preceding two paragraphs, the Issuer will execute and the Indenture Trustee or its agent will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire initial principal amount of a Global Note for individual Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section 3.04 will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

(iv) Any Note Owner holding an individual definitive Note may exchange its individual definitive Note for a beneficial interest in a Global Note to be issued in accordance with clause (a) above, upon notice to the Indenture Trustee.

Section 3.05 Beneficial Ownership of Global Notes. Until definitive Notes have been issued to the applicable Note Owners pursuant to Section 3.04:

(a) the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b) the rights of the respective Note Owners will be exercised only through the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants and will be limited to those established by law and agreements between such Note Owners and the clearing agency or Depository and/or the clearing agency’s or Depository’s participants. Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 3.04, the clearing agency’s or the Depository’s participants shall receive and transmit distributions of principal and interest on the related Notes to such clearing agency’s or Depository’s participants.

Notwithstanding any other provision of this Indenture, for purposes of any provision of this Indenture requiring or permitting Actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Principal Amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency’s participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.

Notwithstanding anything to the contrary herein, the right to the principal of, and stated interest on, the Global Notes may be transferred only through a book entry system maintained by the Depository (the “Book Entry System”), which for this purpose will be acting as the Issuer’s agent, and the ownership of any interest in the Global Notes shall be reflected in a book entry in the Book Entry System. The Depository shall maintain the Book Entry System in a manner that will ensure that the Book Entry System constitutes a “book entry system” for purposes of Section 871(h) of the Code and the applicable Treasury Regulations thereunder (including Treasury Regulations Section 1.871-14(c)(1)(i)) at all times. The entries in the Book Entry System shall be conclusive absent manifest error. This Section 3.05 shall be construed so that the Global Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

Section 3.06 Notices to Depository. Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable clearing agency or Depository.

Section 3.07 CUSIP Numbers. In issuing the Notes, the Issuer shall use “CUSIP” numbers, and the Indenture Trustee shall use such CUSIP numbers in notices of redemption as a convenience to Holders; provided, that subject to Section 8.01, any such notice may state that (a) no representation is made as to the correctness of such CUSIP numbers as printed on the related Notes or as contained in any notice of redemption, (b) reliance may be placed only on the other identification numbers, if any, printed on the Notes and (c) any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Issuer will promptly notify the Indenture Trustee of any change in the CUSIP numbers for any Outstanding Note.

Section 3.08 Regulation S Global Notes. Notes issued in reliance on Regulation S under the Securities Act shall initially be in the form of a Temporary Regulation S Global Note. Any beneficial interest in a Note evidenced by the Temporary Regulation S Global Note is exchangeable for a beneficial interest in a Permanent Regulation S Global Note, authenticated and delivered in substantially the form attached hereto in Exhibit C (each a “Permanent Regulation S Global Note”), upon the Exchange Date.

Section 3.09 Special Transfer Provisions.

(a) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a beneficial interest in the other Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such a beneficial interest.

(b) Until the Exchange Date, beneficial interests in a Regulation S Global Note may only be held through Euroclear Bank S.A./N.V., as operator of Euroclear or Clearstream, or another agent member of Euroclear and Clearstream acting for and on behalf of them. During the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only in accordance with the certification requirements described in this Indenture.

[END OF ARTICLE III]

Article IV

THE NOTES

Section 4.01 General Title; General Limitations; Terms of Notes. (a) The Notes may be issued up to an aggregate principal amount authorized by the Issuer. All Notes under this Indenture will in all respects be equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time of the authentication and delivery or their respective maturity.

(b) Payments of principal and interest on each Note issued must be paid in United States dollars.

(c) The form of the Notes will be established pursuant to the provisions of this Indenture. The Notes will be distinguished from each other in such manner reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

Section 4.02 Denominations. The Notes will be issuable in such denominations as will be provided in the provisions of this Indenture. The currency shall be in United States dollars. In the absence of any such provisions with respect to the Notes, the Notes will be issued in minimum denominations of $100,000 and in greater whole number denominations of $1,000 in excess thereof.

Section 4.03 Execution, Authentication and Delivery and Dating. (a) The Notes will be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of any officer of the Issuer on the Notes may be manual or facsimile or may be given by other electronic means.

(b) Notes bearing the manual, facsimile or other electronic signatures of individuals who were at the time of execution an Authorized Officer of the Issuer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer along with an Issuer Certificate requesting authentication and delivery to the Indenture Trustee for authentication; and the Indenture Trustee will authenticate and deliver such Notes as in this Indenture provided and not otherwise. Notwithstanding the foregoing, the Issuer hereby authorizes and directs the Indenture Trustee to authenticate and deliver on the Closing Date (i) the Class A Note R-1, Rule 144A Global Note, with an up to amount of $170,014,000, with CUSIP No. 64110X AA8, in the name of Cede & Co., (ii) the Class A Note R-1, Temporary Regulation S Global Note, with an up to amount of $170, 014,000, with CUSIP No. U7407X AA6, in the name of Cede & Co., and (iii) the Class A Note R-1, Permanent Regulation S Global Note, with an up to amount of $170,014,000, with CUSIP No. U7407X AA6, in the name of Cede & Co. The previous sentence shall be deemed to be an Issuer Certificate for purposes of this Section 4.03(c).

(d) Before any such authentication and delivery, the Indenture Trustee will be entitled to receive any opinion or certificate relating to the issuance of the Notes required to be furnished pursuant to Section 4.10.

(e) The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f) Unless otherwise provided in the form of Note, all Notes will be dated the date of their authentication.

(g) No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 4.04 Registration, Transfer and Exchange. (a) The Indenture Trustee shall maintain in New Jersey (or such other office or agency as it may designate by notice to each Noteholder), a register for the Notes in which the Indenture Trustee shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount (and stated interest) of Notes held by such Person (the “Note Register”). The Note Register may be maintained in electronic format. The entries in the Note Register shall be conclusive absent manifest error, and the Issuer, the Holders and any assignees shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as Holder hereunder for all purposes of this Indenture except as otherwise provided in Section 10.02.

Notwithstanding anything to the contrary contained herein, the Notes (including Global Notes) and this Indenture are registered obligations and the right, title and interest of each Holder and their assignees in and to such Notes (or any rights under this Indenture) shall be transferable only upon notation of such transfer in the Note Register or in the Book Entry System. The Notes shall only evidence a Holder’s or their assignee’s right, title and interest in and to the related Notes, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 4.04 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

(b) Subject to Section 3.04, upon surrender for transfer of any Registered Note at the office or agency of the Issuer in a Place of Payment, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of any authorized denominations, of a like aggregate principal amount and Final Maturity Date and of like terms.

(c) All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(d) Every Note presented or surrendered for transfer or exchange will be duly indorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(e) Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the Issuer and the Indenture Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete.

(f) None of the Issuer, the Note Registrar or the Indenture Trustee shall be required (i) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption of Registered Notes so selected for redemption or (ii) to register the transfer or exchange of any Notes or portions thereof so selected for redemption.

(g) The Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Servicer, the Note Registrar or the Indenture Trustee is obligated to register the Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under this Indenture to permit the transfer of any Note without registration.

(h) Each Note issued pursuant to this Indenture shall be fully assignable; provided, however, that no transfer of any Note or any interest therein (including by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 4.04 (including the applicable legend to be set forth on the face of each Note as provided in the form of Note attached as an exhibit hereto) and in a transaction exempt from the registration requirements of the Securities Act and applicable State securities or “Blue Sky” laws. The transfer of the Notes and of beneficial interests in the Notes shall be restricted to transfers to a Person (A)(x) that the transferor reasonably believes is a “qualified institutional buyer” (a “QIB”) within the meaning thereof in Rule 144A under the Securities Act (“Rule 144A”) in the form of beneficial interests in the 144A Global Note and (y) that is aware that the resale or other transfer is being made in reliance on Rule 144A or (B) that is made to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, in the form of beneficial interests in the applicable Regulation S Global Note.

(i) Each Noteholder, by its acceptance of its Note, and each Note Owner and other Person who acquires a beneficial interest in a Note (each, a “Note Interest”), by its acceptance of its Note Interests, shall be deemed to acknowledge, represent and warrant the Issuer as follows:

(1) It understands and acknowledges that the Notes and Note Interests will be offered and may be resold (A) in the United States to QIBs pursuant to Rule 144A in the form of beneficial interests in the Rule 144A Global Note or (B) outside the United States to non-United States Persons pursuant to Regulation S under the Securities Act, initially in the form of beneficial interests in the Temporary Regulation S Global Note. As set forth in Section 3.08, beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note. It understands and acknowledges that, if it seeks to effect a transfer to a non-United States Person under Regulation S under the Securities Act, it shall (i) not take any action that would constitute “directed selling efforts” or that would cause it to be or become a “distributor” or to enter into contractual arrangements with a “distributor” (as to each such term, under and as defined in Regulation S under the Securities Act) and (ii) effect such transfer in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act.

(2) It understands that the Notes have not been and will not be registered under the Securities Act or any State or other applicable securities law and that the Notes and Note Interests, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any State or other applicable securities law.

(3) It has had access to such financial and other information concerning the Issuer and the Notes as it has deemed necessary in connection with its decision to purchase the Note or Note Interest.

(4) If it is acquiring any Note or Note Interest as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

(5) It (A)(i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Note or Note Interest for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (iii) is acquiring such Note or Note Interest for its own account or for the account of a QIB, or (B) (i) is a QIB, (ii) is not a United States Person and is purchasing such Note or Note Interest in an offshore transaction meeting the requirements of Rule 904 of Regulation S and if it is acquiring such Note or Note Interest for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Regulation S and (iii) is acquiring such Note or Note Interest for its own account or for the account of another QIB.

(6) It is purchasing the Note or Note Interest for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Note or any Note Interest pursuant to the provisions of this Indenture.

(7) It agrees that if in the future it should offer, sell or otherwise transfer such Note or Note Interest, it will do so only (A) to the Issuer or, with the written consent of the Issuer, to an Affiliate of the Issuer, (B) pursuant to Rule 144A to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A, or (C) in an offshore transaction meeting the requirements of Rule 904 of

Regulation S under the Securities Act to a person it reasonably believes is a QIB, purchasing for its own account or for the account of another QIB.

(8) It acknowledges that the Issuer and others will rely on the truth and accuracy of the foregoing certificates, acknowledgments, representations and agreements, and agrees that if any of the foregoing certificates, acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

(9) It acknowledges that transfers of the Notes or any Note Interest shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Indenture.

(10) It is not acquiring or holding the Notes with the “plan assets” of (i) (1) an employee benefit plan (as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (2) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (3) an entity whose underlying assets include “plan assets” (within the meaning of the United States Department of Labor Regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or (4) a governmental plan, non-U.S plan , church plan or any other employee benefit plan or arrangement that is subject to any U.S. federal, state, local, non-U.S. or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (ii) the acquisition or holding of the Notes or any interest herein will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law.

(11) The Notes represented by a Global Note will bear legends in substantially the following form and substance (and such legends will satisfy any applicable notice requirement), unless the Transferor determines otherwise in accordance with applicable law:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC XE "DTC" ”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[RULE 144A NOTES]: NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT XE "Securities Act" ”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, NOR HAS THE ISSUER BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT XE "Investment Company Act" ”).

NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER XE "Qualified Institutional Buyer" ”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1,000 IN EXCESS THEREOF, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, (2) TO THE TRANSFEROR OR ANY OF ITS AFFILIATES AND BY THE TRANSFEROR OR ANY OF ITS AFFILIATES AS PART OF THE INITIAL DISTRIBUTION OR ANY REDISTRIBUTION OF THE NOTES BY THE TRANSFEROR OR ANY OF ITS AFFILIATES OR (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE INDENTURE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE OR EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUER AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH ANY ASSETS OF (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (3) AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR (4) ANY U.S. GOVERNMENTAL PLAN, NON-U.S. PLAN, CHURCH PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (ii) THE ACQUISITION AND

HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUER, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE TRANSFEROR OR THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE TRANSFEROR OR THE ISSUER OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, acknowledges that such Person’s Note (or interest therein) represents AN OBLIGATION (OR INTEREST IN AN OBLIGATION) OF the ISSUER and does not represent interests in or obligations of the Transferor, THE SELLER, the Servicer, THE BACkup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the transaction Documents. Each Noteholder by the acceptance of a Note (or beneficial interest therein) agrees that except as expressly provided in the transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it WILL have no claim against any of the Transferor, THE SELLER, the Servicer, the backup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder ARE prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Transferor or any Affiliate of the Transferor other than the Issuer, each Noteholder agrees that (i) its claim against any such other assets WILL be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN (EXCEPT A NOTEHOLDER WHICH IS CONSIDERED FOR FEDERAL INCOME TAX PURPOSES THE ISSUER OF THE NOTE (OR IS DISREGARDED AS AN ENTITY SEPARATE FROM SUCH ISSUER)), BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, EXPRESSES ITS INTENTION THAT THIS NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.

ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE.

THE FAILURE TO PROVIDE THE ISSUER AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE, OR AN APPROPRIATE IRS FORM W-8 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A UNITED STATES PERSON) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID” XE "OID" ) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.

(12) (i) FOR THE TEMPORARY REGULATION S GLOBAL NOTES:

NO BENEFICIAL OWNER OF THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE DISTRIBUTIONS HEREIN UNLESS SUCH BENEFICIAL OWNER SHALL HAVE DELIVERED A CERTIFICATION IN THE FORM ATTACHED TO THE INDENTURE TO CLEARSTREAM OR EUROCLEAR.

THE HOLDER OF THIS TEMPORARY REGULATION S GLOBAL NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT XE "Securities Act" ”)) PRIOR TO THE EXCHANGE DATE EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS TEMPORARY REGULATION S GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS TEMPORARY REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS TEMPORARY REGULATION S GLOBAL NOTE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO THE TRANSFEROR AND THE ISSUER THAT IT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) WHO ACQUIRED THE NOTE OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS TEMPORARY REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE IS MADE TO THE TRANSFEROR OR ANY AFFILIATE OF THE TRANSFEROR, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER OCCURS OUTSIDE OF THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO TERMS OF THE INDENTURE, (iv) THIS TEMPORARY REGULATION S NOTE IS NO LONGER ELIGIBLE FOR RESALE PURSUANT TO RULE 144A OR REGULATION S, OR (v) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE ISSUER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE ISSUER, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE ISSUER, THE TRANSFEROR, THE SELLER, THE SPONSOR, THE SERVICER OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

(ii) FOR THE PERMANENT REGULATION S GLOBAL NOTES:

THIS PERMANENT REGULATION S GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT XE "Securities Act" ”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS PERMANENT REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS PERMANENT REGULATION S GLOBAL NOTE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO

THE ISSUER AND THE INDENTURE TRUSTEE THAT IT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) WHO ACQUIRED THE NOTE OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS PERMANENT REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER OCCURS OUTSIDE OF THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO TERMS OF THE INDENTURE, OR (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE ISSUER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE ISSUER, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE ISSUER, THE TRANSFEROR, THE SELLER, THE SPONSOR, THE SERVICER OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

(13) Each Noteholder or Note Owner, if it is acting as a nominee or in a similar capacity, represents and agrees that no beneficial owner for which it is acting as a nominee owns less than the minimum denomination for such Note.

(14) Each Noteholder or Note Owner with respect to any Note or any beneficial interest in a Note that is not made in accordance with the restrictions set forth herein will be null and void from the beginning and will not be given effect for any purpose thereunder.

(15) It will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuer to become taxable as a corporation for U.S. federal income tax purposes.

(16) Each purchaser of a Note acknowledges and represents that it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns 80% or more of the capital or profits of the Issuer.

(j) Each Noteholder of any Notes understands and acknowledges that the Issuer has structured this Indenture and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer, and the Issuer and each Noteholder by acceptance of its Note agree to treat the Notes (or interests therein) as indebtedness for purposes of federal, State, local and foreign income or franchise taxes or any other applicable tax.

(k) Each Noteholder or Note Owner of any Notes, by the purchase of such Note or its acceptance of a beneficial interest therein, acknowledges and agrees that interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Noteholder or Note Owner further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence its status and understands that if it ceases to provide requested documentation, payments to it under the Notes may be subject to United States withholding tax and each Noteholder acknowledges and agrees that the Indenture Trustee shall have the right (without liability) to deduct and withhold any required U.S. withholding tax, including under FATCA, pursuant to applicable law. Without limiting the foregoing, if a payment made under this Indenture would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Indenture.

(l) None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership.

(m) The Issuer initially appoints Citibank to act as Note Registrar for the Registered Notes on its behalf, and Citibank by its execution of this Indenture hereby accepts such appointment. The Issuer may at any time and from time to time authorize any Person to act as Note Registrar in place of the Indenture Trustee with respect to any Notes issued under this Indenture.

(n) For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide to any Noteholder and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.

Section 4.05 Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser (as defined in Article 8 of the UCC), the Issuer will execute and upon its request the Indenture Trustee will authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Final Maturity Date and principal amount, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note in full as provided hereunder.

(c) Upon the issuance of any new Note under this Section 4.05, the Issuer and the Indenture Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) Every new Note issued pursuant to this Section 4.05 in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 4.05 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.06 Payment of Principal and Interest; Payment Rights Preserved; Withholding Taxes. (a) Unless otherwise provided with respect to such Note pursuant to Section 4.01, principal and interest payable on any Registered Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b) Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c) The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.

Section 4.07 Persons Deemed Owners. The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person who is proved to be the owner of such Note pursuant to Section 1.04(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 4.06) interest on such Note and, subject to Section 10.02, for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.08 Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee with notification of such surrender, redemption, transfer, conversion or exchange to Issuer and, if not already canceled and if accompanied by such Officer’s Certificate and Opinion of Counsel as Indenture Trustee may require, will be promptly canceled by it simultaneously with such payment, redemption, transfer, conversion or exchange. No Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange or redemption, or for replacement in connection with any Note mutilated, defaced or deemed lost or stolen. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 4.08, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures and, upon Issuer’s request, will deliver a certificate of such disposition to the Issuer.

Section 4.09 Termination. Each Note shall be considered to be paid in full, the Holders of such Note shall have no further right or claim, and the Issuer shall have no further obligation or liability with respect to such Note on the earliest to occur of (i) the Redemption Date and a payment of the applicable Redemption Price, (ii) the date on which the Outstanding Principal Amount with respect to such Note, and all Noteholder Monthly Interest on such Note, is paid in full and (iii) the date on which all of the Collateral is sold and the proceeds in respect thereof applied in accordance with Section 7.05, in each case after giving effect to all deposits, allocations, reimbursements, reallocations, sales of Collateral and payments to be made in connection therewith.

Section 4.10 Issuance of Notes. The Issuer shall issue the Notes on the Closing Date, so long as the following conditions precedent are satisfied: on the Closing Date, the Issuer delivers to the Indenture Trustee an Issuer Certificate or Opinion of Counsel certifying that the Issuer has the power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, subject to the terms of this Indenture.

[END OF ARTICLE IV]

Article V

ISSUER ACCOUNTS; INVESTMENTS; ALLOCATIONS; APPLICATION

Section 5.01 Collections. Except as otherwise expressly provided in this Indenture, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including all funds and other property payable to the Indenture Trustee in connection with the Collateral. The Indenture Trustee will hold all such money and property received by it as part of the Collateral and will apply it as provided in this Indenture.

Section 5.02 Collection Account, Reserve Account and Pre-Funding Account; Distributions from Collection Account, Reserve Account and Pre-Funding Account. (a) On or before the date hereof, the Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Collection Account”) in the name of the Indenture Trustee as a securities account with the Securities Intermediary in accordance with Section 2.09, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders. All collections and distributions received pursuant to Section 2.02 of the Servicing Agreement shall be credited to the Collection Account. The Collection Account shall be under the control of the Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders in accordance with Section 2.09. If, at any time (i) the institution holding the Collection Account ceases to be an Eligible Institution, the Issuer shall notify the Indenture Trustee, and the Issuer (or the Servicer) shall within thirty Business Days establish (or cause to be established) a new Collection Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Collection Account to such new Collection Account or (ii) the Issuer determines for any reason that the Collection Account should be held at a different Eligible Institution, then upon prior notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Collection Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Collection Account to such new Collection Account. From the date each such new Collection Account is established, it shall be the “Collection Account.” Prior to or at the time of the establishment of any Collection Account (whether the initial Collection Account or any successor Collection Account), the Issuer shall (I) deliver to the Indenture Trustee an Officer’s Certificate specifying the Eligible Institution at which the Collection Account is maintained and the account number of the Collection Account, and (II) execute any and all necessary documents to provide the Indenture Trustee with control over the Collection Account.

(b) All payments to be made from time to time by or on behalf of the Indenture Trustee to Noteholders out of available funds in the Collection Account pursuant to this Indenture will be made by the Indenture Trustee or by the Paying Agent (if a different Person than the Indenture Trustee) on the applicable Payment Date, but only to the extent of available funds in the Collection Account at the time the Indenture Trustee or the Paying Agent (if a different Person than the Indenture Trustee) makes payments to Noteholders.

(c) On or before the date hereof, the Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Reserve Account”) in the name of the Indenture Trustee as a securities account with the Securities Intermediary in accordance with Section 2.09, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders. The Reserve Account shall be under the control of the Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders in accordance with Section 2.09. If, at any time (i) the institution holding the Reserve Account ceases to be an Eligible Institution, the Issuer shall notify the Indenture Trustee, and the Issuer (or the Servicer) shall within thirty Business Days establish (or cause to be established) a new Reserve Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Reserve Account to such new Reserve Account or (ii) the Issuer determines for any reason that the Reserve Account should be held at a different Eligible Institution, then upon prior notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Reserve Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Reserve Account to such new Reserve Account. From the date each such new Reserve Account is established, it shall be the “Reserve Account.” Prior to or at the time of the establishment of any Reserve Account (whether the initial Reserve Account or any successor Reserve Account), the Issuer shall (I) deliver to the Indenture Trustee an Officer’s Certificate specifying the Eligible Institution at which the Reserve Account is maintained and the account number of the Reserve Account, and (II) execute any and all necessary documents to provide the Indenture Trustee with control over the Reserve Account.

(d) On or before the date hereof, the Issuer shall cause to be established and maintained an Eligible Deposit Account (the “Pre-Funding Account”) in the name of the Indenture Trustee as a securities account with the Securities Intermediary in accordance with Section 2.09, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders. The Pre-Funding Account shall be under the control of the Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders in accordance with Section 2.09. If, at any time (i) the institution holding the Pre-Funding Account ceases to be an Eligible Institution, the Issuer shall notify the Indenture Trustee, and the Issuer (or the Servicer) shall within thirty Business Days establish (or cause to be established) a new Pre-Funding Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Pre-Funding Account to such new Pre-Funding Account or (ii) the Issuer determines for any reason that the Pre-Funding Account should be held at a different Eligible Institution, then upon prior notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Pre-Funding Account that is an Eligible Deposit Account and shall transfer (or cause to be transferred) any funds or other property from such Pre-Funding Account to such new Pre-Funding Account. From the date each such new Pre-Funding Account is established, it shall be the “Pre-Funding Account.” Prior to or at the time of the establishment of any Pre-Funding Account (whether the initial Pre-Funding Account or any successor Pre-Funding Account), the Issuer shall (I) deliver to the Indenture Trustee an Officer’s Certificate specifying the Eligible Institution at which the Pre-Funding Account is maintained and the account number of the Pre-Funding Account, and (II) execute any and all necessary documents to provide the Indenture Trustee with control over the Pre-Funding Account.

Section 5.03 Investment of Funds in the Issuer Accounts. (a) Funds credited to each Issuer Account may (unless otherwise stated in this Indenture) be invested and reinvested by the Indenture Trustee at the written direction of the Issuer in one or more Eligible Investments. Absent such written direction, all funds shall remain uninvested. The Issuer may authorize the Indenture

Trustee to make specific investments pursuant to instructions, in such amounts as the Issuer will specify. Notwithstanding the foregoing, funds held by the Indenture Trustee in each Issuer Account will be invested at the written direction of the Issuer in Eligible Investments that will mature in each case no later than the Business Day preceding the date on which such funds in the applicable Issuer Account are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Payment Date). The Indenture Trustee shall not have any investment discretion with respect to the Issuer Accounts or any funds therein and shall have no liability with respect to the Eligible Investments selected by the Issuer or any losses resulting therein.

(b) All funds from time to time credited to each Issuer Account pursuant to this Indenture and all investments made with such funds, if any, will be held by the Indenture Trustee in applicable Issuer Account as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes specified herein.

(c) On the applicable Reporting Date, all interest and earnings (net of losses and investment expenses), if any, on funds credited to any Issuer Account will be applied as specified herein. For purposes of determining the availability of funds or the balance in any Issuer Account for any reason under this Indenture (other than for the distribution of funds in accordance with Section 5.04), investment earnings on such funds, if any, shall be deemed not to be available or on deposit.

Subject to Section 8.01(d), the Indenture Trustee will not in any way be held liable by reason of any insufficiency in any Issuer Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s own failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

Section 5.04 Application of Available Collections on Deposit in the Collection Account. (a) On each Payment Date on which an Event of Default has not occurred and the Notes have not been accelerated, the Paying Agent will, solely in accordance with the Monthly Servicing Report for such Payment Date, apply Available Funds to make the following payments and deposits in the following order of priority; provided, however, that any amounts constituting Reserve Account Draw Amounts will only be available for steps THIRD through FOURTH below:

FIRST, pro rata:

(i) to the Servicer, any unpaid Servicing Fee then due and owing to it,

(ii) after the Successor Servicer Effective Date, to any Successor Servicer, any incurred servicing transfer costs, as a one-time fee in an aggregate amount of no less than $20,000 and no greater than $30,000 (including any boarding fees or other expenses payable by the Issuer), and

(iii) after the Successor Servicer Effective Date, to the Successor Servicer, any unpaid Successor Servicing Fee then due and owing to it to the extent not retained by the Successor Servicer from Collections;

SECOND, pro rata:

(i) to the Indenture Trustee and the Paying Agent, any accrued and unpaid fees then due to them and any accrued and unpaid expenses and indemnities then due to them, up to a maximum aggregate amount of $150,000 in any calendar year;

(ii) to the Servicer, any accrued and unpaid expenses and indemnities then due to it; provided, however, that the total fees, expenses and indemnities payable to the Servicer pursuant to this clause (ii) may not exceed an aggregate of $150,000 in any calendar year; and

(iii) to the Backup Servicer, any accrued and unpaid fees, expenses and indemnities then due to it; provided, however, that the total fees, expenses and indemnities payable to them pursuant to this clause (iii) may not exceed an aggregate of $100,000 in any calendar year; and provided that, in each case, that such annual limits will not be applicable upon the occurrence and continuance of any Event of Default;

THIRD:

to each Noteholder, any accrued and unpaid interest on the Notes in an amount equal to the Interest Distributable Amount, pro rata based on the Outstanding Principal Amount of the Notes held by such Noteholder;

FOURTH:

to each Noteholder, the Principal Distributable Amount for such Payment Date, pro rata based on the Outstanding Principal Amount of the Notes held by such Noteholder;

FIFTH:

to the Reserve Account, the amount in excess, if any, of (i) the Reserve Account Required Amount over (ii) all amounts on deposit in the Reserve Account on such Payment Date, after giving effect to all prior required withdrawals, if any, from the Reserve Account on such Payment Date;

SIXTH, pro rata:

to the Indenture Trustee, the Servicer, the Paying Agent, the Backup Servicer and the Successor Servicer, any fees, expenses and indemnities then due that are in excess of the related caps or annual limitations in clauses FIRST and SECOND above, including amounts from prior years which were in excess of the applicable cap or annual limitation;

SEVENTH:

any remaining Available Funds will be distributed to the Issuer.

If an Amortization Event exists on any particular Payment Date, all Available Funds remaining after application of clauses FIRST through FIFTH above, will be applied to the payment of principal on the Notes to the Noteholders on a pro rata basis, until the Notes are paid in full and will continue to be so applied on subsequent Payment Dates until such Amortization Event no longer exists. In addition, the occurrence of an Amortization Event will terminate the Pre-Funding Period, following which the amounts on deposit in the Pre-Funding Account will be added to Available Funds and made available for distribution on the immediately succeeding Payment Date.

Notwithstanding the foregoing, (a) following the occurrence and during the continuance of an Event of Default, the cap on the expenses and indemnities payable to the parties as set forth in clause SECOND above will not apply and (b) following the occurrence of an Event of Default which has resulted in an acceleration of the Notes that has not been rescinded or annulled, all Available Funds will be applied as described in clause (b) below.

(b) On each Payment Date following acceleration of the Notes due to an Event of Default, the Paying Agent will apply all Available Funds to make the following payments and deposits in the following order of priority:

FIRST, pro rata:

to the Servicer, the Backup Servicer, any Successor Servicer, the Indenture Trustee and the Paying Agent, the unpaid fees, expenses and indemnities due and owing to such entities pursuant to the priorities set forth in clauses FIRST, SECOND and SIXTH of the priority of payments set forth in Section 5.04(a), without regard to the caps set forth in such clauses (provided that such fees, expenses and indemnities will remain subject to reasonableness limitations and other carve-outs specified in the Transaction Documents);

SECOND:

to each Noteholder, any accrued and unpaid interest on the Notes, pro rata based on the Outstanding Principal Amount of the Notes held by such Noteholder;

THIRD:

to each Noteholder, payments of principal until the Notes are paid in full, pro rata based on the Outstanding Principal Amount of the Notes held by such Noteholder;

FOURTH:

any remaining Available Funds will be distributed to the Issuer.

(c) On each Payment Date, as set forth in the Monthly Servicing Report for such Payment Date, the Paying Agent shall apply or cause to be applied all amounts held as the Principal Distributable Amount to the Noteholders on a pro rata basis, until the Notes are paid in full. To the extent there is any Principal Distributable Amount remaining after the Outstanding Principal Amount has been reduced to zero, such remaining Principal Distributable Amount shall be applied as Available Funds to make distributions pursuant to the priority of payments for, and to the extent not paid on, the same Payment Date (in the same manner as all other Available Funds applied on such Payment Date).

Section 5.05 Pre-Funding Period.

(a) Upon receipt of the Notice of Addition Date (substantially in the form of Exhibit D hereto) delivered by the Seller to the Paying Agent, the Indenture Trustee, the Custodian and the Issuer no later than 11:00 A.M., New York City time, on such Addition Date, the Paying Agent shall (i) withdraw from the Pre-Funding Account an amount equal to the Purchase Price, as set forth in the applicable Notice of Addition Date, that is payable in each case under the Receivables Sale Agreement with respect to the Subsequent Receivables to be acquired by the Issuer on such Addition Date and (ii) transfer such funds to the Transferor or its designee, in immediately available funds, pursuant to the wire instructions set forth in the Notice of Addition Date.

(b) On the Payment Date on which the Pre-Funding Period terminates (or if the Pre-Funding Period terminates on a date that is not a Payment Date, the first Payment Date following the termination of the Pre-Funding Period), as set forth in the Monthly Servicing Report for such Payment Date, the Paying Agent shall withdraw any funds remaining on deposit in the Pre-Funding Account and add such funds to Available Funds for such Payment Date.

[END OF ARTICLE V]

Article VI

SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES HELD BY THE ISSUER

Section 6.01 Satisfaction and Discharge of Indenture. This Indenture will cease to be of further effect with respect to any Notes (except as to any surviving rights of transfer or exchange of Notes expressly provided for herein or in the form of Note), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments prepared by the Issuer and presented to the Indenture Trustee, acknowledging satisfaction and discharge of this Indenture, when:

(a) the Issuer has paid or caused to be paid all other sums payable under the Indenture (including payments to the Indenture Trustee pursuant to Section 8.07); or

(b) either (i) all Notes authenticated and delivered (other than Notes (1) that have been destroyed, lost or stolen and that have been replaced or repaid or (2) for which payment has been provided for, in each case, in accordance with the provisions of this Indenture) have been delivered to the Indenture Trustee for cancellation, or (ii) all Notes not delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has deposited or caused to be deposited cash or direct obligations of, or obligations guaranteed by, the United States in an amount sufficient to discharge the entire indebtedness of such Notes when due on the related Final Maturity Date or Redemption Date (if Notes have been called for redemption pursuant to this Indenture and the Servicing Agreement, if applicable), as the case may be; and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with or waived in accordance with the terms of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Notes, the obligations of the Issuer to the Indenture Trustee with respect to such Notes under Section 8.07 and the obligations of the Indenture Trustee under Section 6.02 and Section 13.01 will survive such satisfaction and discharge.

Section 6.02 Application of Money. All money and obligations deposited with the Indenture Trustee pursuant to Section 5.01 or Section 5.03 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it, in accordance with the provisions of Section 5.04, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, in accordance with the Monthly Servicing Report, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by this Indenture or by law.

Section 6.03 Cancellation of Notes Held by the Issuer. If the Issuer holds any Notes, such Notes shall be automatically cancelled and no longer Outstanding upon the satisfaction and discharge of this Indenture. Further, Notes held by Affiliates of the Issuer shall be deemed to be not Outstanding for all voting purposes.

[END OF ARTICLE VI]

Article VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01 Events of Default. “Event of Default,” wherever used herein, means with respect to any Note any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default by the Issuer in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five Business Days;

(b) default by the Issuer in the payment of all then outstanding principal of any Note on the related Final Maturity Date;

(c) default in the observance or performance of any material covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement to pay interest or principal on any Note or any covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 7.01) and such default shall continue or not be cured for a period of thirty days after an Authorized Officer of Issuer receives notice of such default (or for such longer period, not in excess of sixty days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within sixty days and the Issuer has commenced, or will promptly commence and pursue, all reasonable efforts to remedy such default);

(d) (i) the Issuer files a petition or commences a proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Issuer or all or substantially all of its property, (ii) the Issuer consents or fails to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within ninety days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (iii) the Issuer admits in writing its inability to pay its debts generally as they become due, (iv) the Issuer makes an assignment generally for the benefit of its creditors, or (v) the Issuer shall voluntarily suspend payment of its obligations;

(e) the Issuer becomes an investment company within the meaning of the Investment Company Act;

(f) any Servicer Default occurs;

(g) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material adverse respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of thirty days after Issuer receives notice of such misrepresentation (or for such longer period, not in excess of 60 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 60 days and the Issuer has commenced, or will promptly commence and pursue, all reasonable efforts to remedy such default); and

(h) the Indenture Trustee shall fail to hold a valid and perfected first-priority security interest in the Receivables.

Section 7.02 Acceleration of Maturity. (a) If an Event of Default described in Section 7.01 occurs and is continuing with respect to a Note (other than with respect to clauses (a) or (b)), then, unless the principal of all the Notes shall have already become due and payable, the Indenture Trustee upon the written direction of the Majority Holders of the Notes provided to the Indenture Trustee, shall declare the Outstanding Principal Amount of the Outstanding Notes and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding.

(b) If an Event of Default described in clauses (a), (b) or (d) of Section 7.01 occurs and is continuing, then all the Notes will automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer will automatically and immediately be obligated to pay off the Notes.

Section 7.03 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy or other similar proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, indemnity, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07) and of the Noteholders allowed in such judicial proceeding, and

(ii) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee, and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 8.07.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization,

arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 7.04 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee will be brought in its own name as trustee, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.05 Application of Money Collected. Any money or other property collected by the Indenture Trustee with respect to a Note pursuant to this Article VII will be applied according to the priority of payments set forth in Section 5.04 at the date or dates fixed by the Indenture Trustee.

Section 7.06 Indenture Trustee May Elect to Hold the Collateral. Following an acceleration of any Note, the Indenture Trustee may elect to continue to hold the Collateral and apply distributions on the Collateral in accordance with the regular distribution provisions set forth in Section 5.04, except that principal will be paid on the accelerated Notes to the extent funds are received and allocated to the accelerated Notes.

Section 7.07 Sale of Collateral for Accelerated Notes.

(a) If the Notes are accelerated pursuant to this Indenture following an Event of Default, the Indenture Trustee, at the written direction of the Majority Holders of the Notes, will sell Receivables (or interests therein).

(b) Such a sale will be permitted if at least one of the following conditions is met:

(i) the net proceeds of such sale would be sufficient to pay in full the Outstanding Principal Amount of all Notes and all accrued and unpaid interest thereon,

(ii) such sale has been consented to by Holders of the Notes evidencing 100% of the Notes; or

(iii) the Indenture Trustee has determined that the net proceeds of such sale would not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee has obtained the consent of the Holders of Notes evidencing not less than 66 2/3 % of the Notes.

In connection with any sale, the Indenture Trustee, at the expense of the Issuer, will be entitled to retain an independent investment banking firm or accounting firm of national reputation to assist and advise in such sale. Sale proceeds received with respect to the Notes will be applied in accordance with the priority of payments set forth in Section 5.04 of this Indenture.

(c) Sale proceeds received with respect to the Notes will be applied as specified in Section 7.05 of this Indenture.

Section 7.08 Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee. The Majority Holders of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred on the Indenture Trustee, subject to Section 7.07(b). This right may be exercised only if the Indenture Trustee is adequately indemnified by the Holders of such accelerated Notes and if the Majority Holders provide the Indenture Trustee with an Opinion of Counsel acceptable to the Indenture Trustee upon which Indenture Trustee may conclusively rely that the direction provided by the Noteholders does not conflict with applicable law or this Indenture and the likelihood of the Indenture Trustee incurring liability from acting in reliance thereon, personal or otherwise, is remote.

Section 7.09 Limitation on Suits. To the fullest extent permitted by applicable law, but subject to Section 7.07(b) and Section 7.08, no Holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:

(a) such Holder has previously given notice to the Indenture Trustee of a continuing Event of Default with respect to such Notes;

(b) the Majority Holders of the Notes have made request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d) the Indenture Trustee, for thirty days after the Indenture Trustee has received such notice, request and offer of indemnity has failed to institute any such proceeding;

it being understood and intended that no one or more Holders of such Notes will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all such Notes.

In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

Section 7.10 Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse. Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Indenture Trustee or any Affiliate, officer, employee, member or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to the allocation and payment provisions of this Indenture, and limited to amounts available from the Collateral.

Section 7.11 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 7.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 7.14 Control by Noteholders. Subject to Section 7.07(b) and Section 7.08, the Majority Holders of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred on the Indenture Trustee with respect to the Notes, provided, that:

(a) the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the Action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 7.15 Waiver of Past Defaults. The Majority Holders of the Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except consent of the Holder of each Outstanding Note is required if (i) there is a default not theretofore cured in the payment of the principal of or interest on any Note, or (ii) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 7.16 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable and documented attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.16 will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Principal Amount of the Outstanding Notes.

Section 7.17 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

[END OF ARTICLE VII]

Article VIII

THE INDENTURE TRUSTEE

Section 8.01 Certain Duties and Responsibilities. (a) The Indenture Trustee is hereby authorized and directed to enter into the Transaction Documents to which the Indenture Trustee is a party and undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents with respect to the Notes, and no implied duties (including fiduciary duties) covenants or obligations will be read into this Indenture against the Indenture Trustee. The permissive right of the Indenture Trustee to do things enumerated in this Indenture shall never be construed as a duty. Citibank and any Indenture Trustee (if a different Person than Citibank) shall only be responsible for the performance of the express duties outlined herein in whatever capacity, whether as Indenture Trustee, Paying Agent, Securities Intermediary, Authenticating Agent, Note Registrar or otherwise, and it shall not be liable for any action reasonably taken or omitted to be taken by it in any capacity hereunder in good faith or be responsible other than for its own gross negligence or willful default in the performance of those express duties.

(b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) In case an Event of Default with respect to any Notes has occurred and is continuing and for which the Indenture Trustee has actual knowledge, the Indenture Trustee will exercise with respect to such Notes such of the rights and powers vested in it by this Indenture, as the Indenture Trustee and use the same degree of care and skill in its exercise, as a corporate trustee would exercise or use under the circumstances in the conduct of such corporate trustee’s own affairs; provided that the foregoing shall not be deemed to require the Indenture Trustee to take any action, or have any liability for the failure to take any action, where the terms of the Indenture provide that the Indenture Trustee only takes action at the direction of a certain percentage of the Noteholders or other Person or if the Indenture Trustee is permitted to refrain from taking action unless it has been provided with adequate indemnity. Nothing in this subsection (c) shall be construed to limit the effect of subsection (a) of this Section 8.01.

(d) Except to the extent otherwise provided in Section 8.03, no provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own gross negligence or willful misconduct, except that:

(i) this subsection (d) will not be construed to limit the effect of subsection (a) of this Section 8.01 or Section 8.03;

(ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer;

(iii) the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(iv) no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

Section 8.02 Notice of Events of Defaults. Within ten Business Days after the occurrence of any Event of Default hereunder which a Responsible Officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee will provide to all Noteholders, as their names and addresses appear in the Note Register, notice of such Event of Default hereunder known to a Responsible Officer of the Indenture Trustee, unless such Event of Default has been cured or waived.

Section 8.03 Certain Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, including any Officer’s Certificate or Opinion of Counsel, whether in its original, facsimile or other electronic form, believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(c) the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, including facts or matters stated in any Officer’s Certificate or Opinion of Counsel, but the Indenture Trustee, in its

discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Indenture Trustee will not be responsible to record this Indenture or any other Transaction Document, to prepare or file any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any ownership or security interest or lien or to prepare or file any tax, qualification to do business or securities law filing or report, or to monitor or enforce the satisfaction of any risk retention requirements;

(h) the Indenture Trustee shall not be deemed to have notice of any Servicer Default under the Servicing Agreement or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless notice of any event which is in fact such a Servicer Default or Event of Default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture (delivery of reports and other information to the Indenture Trustee shall not constitute actual or constructive knowledge or notice of an Event of Default);

(i) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, including its capacity as Indenture Trustee, Paying Agent, Securities Intermediary, Authenticating Agent and Note Registrar, and each agent, custodian and other person employed by the Indenture Trustee to act hereunder;

(j) the Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty;

(l) the Indenture Trustee may conclusively rely on the authority of any Authorized Officer whose signatures and incumbency have been certified to the Indenture Trustee by any Person to sign an Officer’s Certificate or otherwise act on behalf of such Person until Indenture Trustee has received written notice to the contrary and the Indenture Trustee shall have no duty to verify the authenticity of the signature appearing on any Officer’s Certificate or other written document purportedly made on behalf of such Person;

(m) the Indenture Trustee shall be protected in relying on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond debenture or other paper or document which it, in good faith, believes to be genuine and what it purports to be and shall have no duty to inquire or to the genuineness, validity or enforceability thereof; and

(n) to the fullest extent permitted by law and notwithstanding anything in this Indenture to the contrary, the Indenture Trustee shall not be liable under any circumstances for special, indirect, incidental, consequential or punitive damages, however styled, including lost profits, loss of revenue, diminution in value or loss of business.

Section 8.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.05 May Hold Notes. The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent and the Issuer and the Noteholders waive any resulting conflict of interest.

Section 8.06 Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 8.07 Compensation and Reimbursement; Limit on Compensation Reimbursement and Indemnity. (a) The Issuer agrees:

(i) to pay to the Indenture Trustee from time to time reasonable compensation (or, for so long as Citibank is the Indenture Trustee, such amount as has been mutually agreed upon in writing) for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) to reimburse the Indenture Trustee upon the Indenture Trustee’s request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of the Indenture Trustee’s agents and counsel), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee’s own gross negligence, willful misconduct or bad faith; and

(iii) to indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents for, and to hold the Indenture Trustee harmless against, any and all loss, liability, expense (including reasonable legal fees and expenses, including legal fees and expenses in connection with the enforcement of their indemnification rights hereunder), claim, action, suit, damage or injury of any kind and nature whatsoever incurred without gross negligence, willful misconduct or bad faith on the Indenture Trustee’s part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of the Indenture Trustee defending itself against any claim or liability (whether asserted by the Issuer, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee will have no recourse to any asset of the Issuer, except as provided for under this Indenture.

(b) This Section 8.07 will survive the termination of this Indenture and the resignation, removal or replacement of the Indenture Trustee under Section 8.09.

Section 8.08 Corporate Indenture Trustee Required; Eligibility. There will at all times be an Indenture Trustee hereunder with respect to each Note, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.08, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section 8.08, it will, if a Responsible Officer has actual knowledge thereof, resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.09 Resignation and Removal; Appointment of Successor. The following provisions shall apply to the resignation or removal of the Indenture Trustee and the appointment of a successor.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VIII will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 8.10.

(b) The Indenture Trustee may resign at any time by giving at least 30 days’ prior notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c) The Indenture Trustee may be removed at any time by Action of the Majority Holders of the Notes, delivered to the Indenture Trustee and to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of removal, the Indenture Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d) If at any time:

(i) the Indenture Trustee ceases to be eligible under Section 8.08 and fails to resign after request therefor by the Issuer or by any such Noteholder, or

(ii) the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, or (B) subject to Section 7.17, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) If the Indenture Trustee resigns, is removed or becomes incapable of acting, the Issuer will promptly appoint a successor Indenture Trustee. If, within sixty days after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee has not been appointed, then an Indenture Trustee may thereupon be appointed by Act of the Majority Holders of the Notes delivered to the Issuer and the retiring Indenture Trustee. The successor Indenture Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed by the Issuer or the Noteholders and accepted appointment in the manner hereinafter provided, the resigning or removed Indenture Trustee or any Noteholder who has been a bona fide Holder of a Note for at least 6 months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f) The Issuer will give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to each Noteholder as provided in Section 1.06. To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant Registered Noteholders. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 8.10 Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 8.07 and the payment of all costs, fees and expenses of the Indenture Trustee. Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes will execute and deliver a supplement to this Indenture which will contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes shall be vested in the successor Indenture Trustee.

No successor Indenture Trustee will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article VIII.

Section 8.11 Merger, Conversion, Consolidation or Succession to Business. Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall give prompt notice of such merger, conversion, consolidation or succession to the Issuer. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 8.12 Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 4.06, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be an Entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.12, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.12, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 8.12. The initial Authenticating Agent for the Notes will be Citibank.

Any entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such entity will be otherwise eligible under this Section 8.12, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.12, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent and will give notice to each Noteholder as provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 8.12.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section 8.12, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 8.07.

If an appointment of an Authenticating Agent, other than the Indenture Trustee, is made pursuant to this Section 8.12, the Notes may have endorsed thereon, in lieu of the Indenture Trustee’s Certificate of Authentication, an alternate Certificate of Authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Citibank, N.A., as Indenture Trustee By: As Authenticating Agent By: Authorized Signatory

Section 8.13 Representations, Warranties and Covenants of the Indenture Trustee. The Indenture Trustee represents, warrants and covenants that:

(i) The Indenture Trustee (a) is a national banking association, duly organized and validly existing and in good standing under the laws of the United States of America and (b) satisfies the criteria set forth in Section 8.08;

(ii) The Indenture Trustee has full power, authority and legal right to execute, deliver and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other Transaction Documents to which it is a party;

(iii) Each of this Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms subject to bankruptcy and equitable principles;

(iv) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any New York or federal court, administrative agency or other governmental authority governing the Indenture Trustee’s trust powers is or shall be required in connection with the execution, delivery or performance by the Indenture Trustee of this Indenture and each other Transaction Document to which it is a party for the valid consummation of the transactions contemplated hereby or thereby;

(v) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Indenture Trustee, threatened against or affecting the Indenture Trustee before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect; and

(vi) The execution, delivery and performance by the Indenture Trustee of this Indenture and each of the Transaction Documents to which it is a party does not and shall not (i) violate any provision of any law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Indenture Trustee or (ii) violate any provision of its charter documents.

Section 8.14 Appointment of Co-Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuer Estate may at the time be located, the Indenture Trustee shall have the power and shall execute and deliver all instruments, subject to the prior consent of the Issuer, which consent shall not be unreasonably withheld, conditioned or delayed to appoint one or more Persons reasonably acceptable to the Issuer to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Issuer Estate, or any part thereof, and, subject to the other provisions of this Section 8.14, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.08 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and an executed copy delivered to the Issuer.

(d) Any separate trustee or co-trustee may at any time appoint the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.15 Certain Tax Matters.

(a) Upon an amendment that results in a deemed exchange of Notes for U.S. federal income tax purposes, the Issuer will cause its Independent Accountants to comply with any requirements under U.S. Treasury Regulation section 1.1273-2(f)(9) (or any successor provision) including (as applicable) (i) determining whether the new Notes deemed issued in connection with the amendment are traded on an established market and (ii) if so traded, determining the fair market value of such Notes and making available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the date of the amendment.

(b) Upon the Issuer's receipt of a request of a Holder of a Note or written request of a Person certifying that it is an owner of a beneficial interest in a Note for the information described in United States Treasury Regulations section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information.

(c) The Issuer and the Noteholders agree that the Notes are intended to be debt for federal, State and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by a taxing authority. Each Noteholder further agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness under applicable tax law as described in this Section 8.15. The Issuer and the Enova Entities shall use all commercially reasonable efforts, as necessary, to ensure that all the Notes are treated as debt for U.S. federal income tax purposes at all times.

(d) The Issuer will be a disregarded entity for U.S. federal income tax purposes and the Transferor will not take any action (or fail to take any action) that would cause the Issuer to be treated as other than a disregarded entity for U.S. federal income tax purposes.

(e) The Transferor or any other holder of the equity interest in the Issuer shall not enter into any financial instrument payments on which, or the value of which, is determined in whole or in part by reference to such equity interest or the Issuer (including the amount of Issuer distributions on the member interests, the value of the Issuer's assets, or the result of the Issuer's operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B).

(f) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of Section 7701(i) of the Code unless the Issuer has received an Opinion of Counsel to the effect that the ownership of such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(g) If required to prevent the withholding and imposition of United States income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered an IRS Form W-9 or applicable successor form and any relevant supporting documentation to each issuer or obligor of or counterparty with respect to an asset at the time such asset is purchased or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(h) In the event that the Issuer shall be required to file tax returns, the Issuer shall prepare or shall cause to be prepared and executed such tax returns. The Issuer shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five days prior to the date it is required by law to be distributed to Noteholders, and the Indenture Trustee shall post such information to its website, to the extent accompanied by such direction. The Indenture Trustee, upon request, will furnish the Issuer with all such information in the possession of the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer. In no event shall the Issuer or the Indenture Trustee be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including federal, State or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

[END OF ARTICLE VIII]

Article IX

LISTS, REPORTS BY INDENTURE
TRUSTEE AND ISSUER

Section 9.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee:

(a) not more than ten days after each Record Date, in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Noteholders as of such date, and

(b) at such other times as the Indenture Trustee may request, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than fifteen days before the time such list is furnished;

provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 9.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 9.01 or in the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

(b) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 9.01, regardless of the source from which such information was derived, and that the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under Section 9.01.

[END OF ARTICLE IX]

Article X

AMENDMENTS

Section 10.01 Amendments Without Consent of Noteholders.

(a) The Issuer and, when authorized by an Issuer Order, the Indenture Trustee, may at any time and from time to time, without the consent of the Holders of the Notes, enter into one or more amendments, in form satisfactory to the Indenture Trustee, for any of the following purposes:

i to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture;

ii to subject additional property to the Lien of this Indenture;

iii to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and contained in the Notes;

iv to add to the covenants of the Issuer, for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuer;

v to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

vi to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or in the Offering Memorandum or any other Transaction Document; or

vii to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VIII.

(b) The Issuer and, when authorized by an Issuer Order, the Indenture Trustee may also without the consent of any of the Noteholders, at any time and from time to time enter into one or more amendments for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner (other than the modifications set forth in Section 10.02) the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Officer’s Certificate and an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

(c) An Issuer Tax Opinion shall be delivered for any amendment pursuant to this Section 10.1.

(d) Notwithstanding the foregoing, no amendment to any provision which adversely affects the rights of the Servicer, the Backup Servicer or the Paying Agent shall be made without the consent of such affected party.

Section 10.02 Amendments with Consent of Noteholders.

(a) The Issuer and, when authorized by an Issuer Order, the Indenture Trustee, with the consent of the Majority Holders of the Notes by Act of such Holders delivered to the Issuer and the Indenture Trustee, at any time and from time to time, enter into one or more amendments hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such amendment shall be permitted unless a Tax Opinion of counsel, who shall not be an employee of the Issuer is delivered to the Indenture Trustee; and provided further that no such amendment shall be permitted, without the consent of the Holder of each Outstanding Note adversely affected by such amendment:

i change the Maturity Date of any Note or the due date of payment of any installment of principal of or interest on any Note, or reduce the Outstanding Principal Amount thereof, the Note Interest Rate applicable thereto, change the provisions of this Indenture relating to the application of Collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

ii reduce the percentage of the Outstanding Principal Amount, the consent of the Holders of which is required for any such amendment, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

iii modify or alter (A) the provisions of the second sentence in the last paragraph of the definition of the term “Outstanding” or (B) the definition of the term “Outstanding Principal Amount”;

iv reduce the percentage of the Outstanding Principal Amount required to direct the Indenture Trustee to sell or liquidate the Collateral or pursuant to Section 7.03 if the proceeds of such sale or liquidation would be insufficient to pay the Outstanding Principal Amount of and accrued but unpaid interest on the Outstanding Notes;

v modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

vi permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject thereto or deprive the Noteholders of the security provided by the Lien of this Indenture.

vii Notwithstanding any other provision of this Indenture, (a) the consent of any Holder of any Outstanding Note shall not be required for an amendment of this Indenture (including any amendment listed in clauses (a) through (j) above) if such amendment is with respect to a provision of this Indenture that does not affect such Holder or only affects Notes that are not held by such Holder and (b) an amendment of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of a particular Note, or which modifies the rights of the Holders of such Notes with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of any other Notes.

(b) The Indenture Trustee may rely upon an Officer’s Certificate or an Opinion of Counsel in determining whether or not any Notes would be affected by any amendment and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such reliance made in good faith.

(c) It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed amendment.

(d) Promptly after the execution by the Issuer and the Indenture Trustee of any amendment pursuant to this Section 10.2, the Indenture Trustee shall deliver to the Noteholders to which such amendment relates a notice setting forth in general terms the substance of such amendment. Any failure of the Indenture Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

(e) An Issuer Tax Opinion shall be delivered for any amendment pursuant to this Section 10.02.

Section 10.03 Execution of Amendments. In executing or accepting the additional trusts created by any amendment of this Indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be provided with, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but will not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04 Effect of Amendments. Upon the execution of any amendment of this Indenture under this Article X, this Indenture will be modified in accordance therewith, and such amendment will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 10.05 Reference in Notes. Notes authenticated and delivered after the execution of any amendment of this Indenture pursuant to this Article X may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment. If the Issuer will so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

[END OF ARTICLE X]

Article XI

COVENANTS OF ISSUER

The Issuer hereby covenants with the Indenture Trustee as follows:

Section 11.01 Payment of Principal and Interest. With respect to each Note, the Issuer will duly and punctually pay the principal of and interest on such Note in accordance with its terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes. The payment of principal and interest on each Note will be primarily based on the performance of the Receivables pledged to the Indenture Trustee and will not be contingent on market or credit events that are independent of the Receivables.

Section 11.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer will fail to maintain such office or agency or will fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all of such purposes specified above and may constitute and appoint one or more Paying Agents for the payments of such Notes, in one or more other cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any matter relieve the Issuer of its obligations to maintain an office or agency in each Place of Payment for any Notes for such purposes. The Issuer will give prompt notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless and until the Issuer rescinds one or more of such appointments, the Issuer hereby appoints the Indenture Trustee, at its Corporate Trust Office, as its Paying Agent.

Section 11.03 Certain Negative Covenants. Until the satisfaction and discharge of this Indenture pursuant to Section 6.01, the Issuer shall not:

(a) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Code or other applicable tax law including foreign withholding);

(b) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby or by the other Transaction Documents;

(c) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than Permitted Liens and the lien in favor of the Indenture Trustee created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof;

(d) permit the lien in favor of the Indenture Trustee created by this Indenture not to constitute a valid first priority perfected security interest in the Collateral, subject to Permitted Liens;

(e) voluntarily dissolve or liquidate;

(f) establish or maintain an account that is not the Collection Account or the Reserve Account, except for as otherwise permitted in the Transaction Documents;

(g) at any time fail to be wholly owned by the Transferor, unless it obtains the prior consent of the Majority Holders of the Notes; or

(h) terminate any Servicing Agreement or the Backup Servicing Agreement without the consent of the Majority Holders of the Notes or as otherwise expressly provided in the Transaction Documents.

Section 11.04 Money for Note Payments to Be Held in Trust. The Paying Agent (if a different Person than the Indenture Trustee), on behalf of the Indenture Trustee, will make distributions to Noteholders from the Collection Account and will report the amounts of such distributions to the Indenture Trustee. Any Paying Agent will have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture in any material respect. The Paying Agent upon removal will return all funds in its possession to the Indenture Trustee.

The Issuer will cause the Paying Agent (if a different Person than the Indenture Trustee) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent will agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section 11.04, that such Paying Agent will:

(a) hold all sums held by it for the payment of principal of or interest on such Notes in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

(b) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon such Notes) in the making of any such payment of principal or interest on such Notes;

(c) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section 11.04 required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Code or any other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Note or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every Note as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuer upon request in an Officer’s Certificate, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than 30 days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuer free of the trust formerly impressed upon it.

Each Paying Agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or State authority. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.04, the combined capital and surplus of such Paying Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 11.05 Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and each Noteholder, on or before March 31 of each year, beginning in 2024, a statement signed by an Authorized Officer of the Issuer stating that:

(a) a review of the activities of the Issuer during the prior year and of the Issuer’s performance under this Indenture and under the terms of the Notes has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a material default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 11.06 Legal Existence. The Issuer shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity, and maintain all necessary licenses and approvals, in each jurisdiction in which it does business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.

Section 11.07 Further Instruments and Acts. Upon the reasonable request of the Indenture Trustee or as reasonably necessary, the Issuer will execute and deliver such further instruments and do such further acts (including disclosing or causing to be disclosed information) as may be reasonably necessary or advisable to carry out more effectively the purpose of this Indenture.

Section 11.08 Compliance with Laws. The Issuer will comply with the requirements of all applicable laws the noncompliance with which would, individually or in the aggregate, adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture in any material respect.

Section 11.09 Notice of Events of Default. The Issuer agrees to give the Indenture Trustee notice of each Event of Default hereunder promptly (and in any event within five (5) Business Days) following discovery of such Event of Default(s) by the Issuer.

Section 11.10 Sales of Receivables. Notwithstanding anything to the contrary herein or in the other Transaction Documents, the Issuer shall be entitled to sell, transfer or dispose of any Receivable (i) in connection with a repurchase of Receivables pursuant to Section 3.2 of the Receivables Purchase Agreement, Section 3.2 of the Receivables Sale Agreement or Section 2.06 of the Servicing Agreement or (ii) if such Receivable is a Charged-Off Receivable.

Section 11.11 Investment Company Act. The Issuer is not, and will not be as a result of the issuance and sale of the Notes, required to register as an “investment company” or a company “controlled by” a registered investment company within the meaning of the Investment Company Act.

[END OF ARTICLE XI]

Article XII

OPTIONAL REPURCHASE OF RECEIVABLES; REDEMPTION OF NOTES

Section 12.01 Optional Repurchase. (a) On any Payment Date on which the aggregate Outstanding Receivable Principal Balance as of the last day of the related Collection Period shall be less than or equal to 10% of the aggregate Cutoff Date Outstanding Receivable Principal Balance, plus the amounts on deposit in the Pre-Funding Account as of the Closing Date, the Servicer shall have the option to purchase all of the Receivables for a purchase price equal to the aggregate Outstanding Receivable Principal Balance of the Receivables plus all accrued and unpaid interest thereon as of the Redemption Date. The Servicer may exercise this option only if such purchase price, together with amounts on deposit in the Collection Account, the Reserve Account and the Pre-Funding Account, shall be equal to or greater than an amount equal to the Outstanding Principal Amount, accrued and unpaid interest thereon and all other fees, expenses and indemnities owed by the Issuer.

(b) To exercise its option under Section 12.01(a), the Servicer shall furnish notice thereof to the Indenture Trustee and the Paying Agent at least thirty days prior to the Repurchase Date, (or such other shorter period acceptable to the Indenture Trustee) and the Servicer shall irrevocably deposit, by 2:00 p.m. New York City time on the Business Day prior to the Redemption Date in the Collection Account, the applicable purchase price, whereupon all Notes shall be due and payable on the Redemption Date upon the furnishing of a notice, complying with this Indenture, to each Noteholder. The aggregate amount so deposited in respect of such purchase price, plus, to the extent necessary, all other amounts in the Collection Account, the Reserve Account and the Pre-Funding Account, if any, shall be used to make payments in full to the Noteholders.

Section 12.02 Form of Redemption Notice. Notice of redemption as a result of the Servicer’s exercising its repurchase option under Section 12.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile and mailed or transmitted not later than five days prior to the Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address or facsimile number appearing in the Note Register.

All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 11.02); and

(iv) that on the Redemption Date, the Redemption Price will become due and payable and interest on the Notes shall cease to accrue from and after the Redemption Date.

Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

Section 12.03 Notes Payable on Redemption Date. All amounts owing with respect to the Notes shall, following notice of redemption as required by Section 12.02, on the Redemption Date, become due and payable, and (unless the Issuer or the Servicer shall default in the payment of the Redemption Price) no interest shall accrue on the Notes for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

[END OF ARTICLE XII]

Article XIII

MISCELLANEOUS

Section 13.01 No Petition. The Indenture Trustee, by entering into this Indenture, agrees, to the fullest extent permitted by applicable law, that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against the Issuer or the Transferor; provided, that nothing contained herein shall prohibit the Indenture Trustee from filing a proof of claim in any such proceeding.

Section 13.02 Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity or (ii) any holder of a beneficial interest in the Issuer. Except to the extent expressly otherwise provided in this Indenture, neither the Indenture Trustee nor any beneficiary of the Issuer or any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and recourse of any Noteholder may be had solely to the Collateral.

Section 13.03 Alternate Payment Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 13.04 Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (unless otherwise specified and other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate upon payment in full of the Notes and all other amounts due and owing under the Transaction Documents (other than indemnities and reimbursement obligations for which a claim has not yet been asserted).

Section 13.05 Final Distribution. (a) The Issuer shall give the Indenture Trustee at least 45 days’ notice of the Payment Date on which any Noteholders may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Note is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Note specifying (i) the date upon which final payment of such Note will be made upon presentation and surrender of such Note at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to any Noteholders of Notes (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within 6 months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 13.06 Termination Distributions. Upon the dissolution of the Issuer, the Indenture Trustee shall release, assign and convey to the members of the Issuer, or any of their designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in the Collection Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 13.05(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment provided to it, in each case without recourse, as shall be reasonably requested by the Issuer in order to vest in the members of the Issuer, or any of their designees, all right, title and interest which the Indenture Trustee had in the Collateral.

Section 13.07 Third Party Beneficiaries. Each Noteholder is an express third party beneficiary of this Indenture and shall be entitled to enforce this Indenture as if it were a party hereto; provided, however, that any exercise of such rights by a Noteholder shall be subject to and limited by any conflicting position taken by the Majority Holders of the Notes.

Section 13.08 Notices. Any notice or other communication to any party in connection with this Indenture shall be in writing and shall be sent by manual delivery, electronic transmission, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified in Part III of Appendix A. The Issuer shall promptly transmit any notice received by it from any Noteholder to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from any Noteholder to the Issuer.

Section 13.09 Force Majeure. In no event shall the Indenture Trustee or the Issuer be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee and the Issuer shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10 Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, Citibank, in order to fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide Citibank with such information as it may reasonably request in order for Citibank to satisfy the requirements of the USA PATRIOT Act.

Section 13.11 Limitation on Liability. It is expressly acknowledged, agreed and consented to that Citibank, N.A. will be acting in the capacities of Intercreditor Agent and as a secured party under the Intercreditor Agreement in its capacities as Indenture Trustee hereunder and as NCR 2022 Collateral Agent. Citibank, N.A. may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Citibank, N.A. of express duties set forth in this Indenture, the Intercreditor Agreement or a Future Facility (as defined in the Intercreditor Agreement) agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the parties hereto and any other person having rights pursuant hereto or thereto.

[END OF ARTICLE XIII]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NETCREDIT COMBINED RECEIVABLES 2023, LLC

By:
Name:
Title:

CITIBANK, N.A.,
as Indenture Trustee, Paying Agent and Note Registrar and not in its individual capacity

By:
Name:
Title:

CITIBANK, N.A.,
as Securities Intermediary

By:
Name:
Title:

[Signature Page To Indenture]

EXHIBIT A

FORM OF CLASS A NOTE, RULE 144A GLOBAL NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, NOR HAS THE ISSUER BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1,000 IN EXCESS THEREOF, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, (2) TO THE TRANSFEROR OR ANY OF ITS AFFILIATES AND BY THE TRANSFEROR OR ANY OF ITS AFFILIATES AS PART OF THE INITIAL DISTRIBUTION OR ANY REDISTRIBUTION OF THE NOTES BY THE TRANSFEROR OR ANY OF ITS AFFILIATES OR (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE INDENTURE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE OR EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE

CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUER AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH ANY ASSETS OF (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (3) AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR (4) ANY U.S. GOVERNMENTAL PLAN, NON-U.S. PLAN, CHURCH PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUER, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE TRANSFEROR OR THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE TRANSFEROR OR THE ISSUER OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, acknowledges that such Person’s Note (or interest therein) represents AN OBLIGATION (OR INTEREST IN AN OBLIGATION) OF the ISSUER and does not represent interests in or obligations of the Transferor, THE SELLER, the Servicer, THE BACkup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the transaction Documents. Each Noteholder by the acceptance of a Note (or beneficial interest therein) agrees that except as expressly provided in the transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it WILL have no claim against any of the Transferor, THE SELLER, the Servicer, the backup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder ARE prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Transferor or any Affiliate of the Transferor other than the Issuer, each Noteholder agrees that (i) its claim against any such other assets WILL be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN (Except a Noteholder which is considered for federal income tax purposes the ISSUER of the Note (or is disregarded as an entity separate from such ISSUER)), BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, EXPRESSES ITS INTENTION THAT THIS NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.

ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE.

THE FAILURE TO PROVIDE THE ISSUER AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (OR SUCCESSOR FORM) IN THE

CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE, OR AN APPROPRIATE IRS FORM W-8 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A UNITED STATES PERSON) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID” XE "OID" ) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.

Up to $170,014,000 CUSIP NO. 64110X AA8

[R-1]

FOR VALUE RECEIVED, NETCREDIT COMBINED RECEIVABLES 2023, LLC (the “Issuer”) promises to pay [Cede & Co.] (the “Payee”), or its registered assigns, on or before December 20, 2027, [DOLLARS] ($[___]); provided, however, that the aggregate principal sum of the Regulation S Global Notes and the Rule 144A Global Note shall not exceed the principal sum of $170,014,000.

Issuer also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Indenture, dated as of March 3, 2023 (the “Indenture”), by and between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Part I of Appendix A of the Indenture.

This Note is one of the “Notes” referred to in the Indenture and is issued pursuant to and entitled to the benefits of the Indenture, to which reference is hereby made for a more complete statement of the terms and conditions under which the Note evidenced hereby was made and is to be repaid. Final payment of this Note is due and owing on the Final Maturity Date.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America. This Note is subject to prepayment at the option of the Issuer, each as provided in the Indenture.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE ISSUER AND THE PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Indenture.

The terms of this Note are subject to amendment only in the manner provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed and in the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NETCREDIT COMBINED RECEIVABLES 2023, LLC,
as Issuer

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

Citibank, N.A.,
as Indenture Trustee

By:
Authorized Signatory

Dated: [ ], 20[_]

REVERSE OF CLASS A NOTE

This Note is one of the Notes of a duly authorized issue of Notes of NETCREDIT COMBINED RECEIVABLES 2023, LLC (the “Issuer”), designated as its NETCREDIT COMBINED RECEIVABLES 2023 Class A Note (herein called the “Note”), all issued under the Indenture, dated as of March 3, 2023 (the “Indenture”), by and between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). This Note is subject to all terms of the Indenture. All terms used in this Note that are defined in Part I of Appendix A of the Indenture, shall have the meanings assigned to them in or pursuant to Part I of Appendix A of the Indenture, as so supplemented or amended.

This Note is secured by the Collateral, and in connection with the sale of Collateral following an Event of Default the Noteholder will be entitled to its pro rata share of proceeds. The payment of principal and interest on this Note, however, shall be solely based on the performance of the Receivables and, except as otherwise set forth in Section 5.04(a) of the Indenture, shall not be dependent on market or credit events that are independent of such financial assets.

Interest on this Note shall be determined in accordance with the Indenture and shall accrue at the rate of 7.78% per annum and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Principal of this Note will be payable on each Payment Date pursuant to Section 5.04(a) of the Indenture.

“Payment Date” means the 20th day of each calendar month, or, if any such 20th day is not a Business Day, the next succeeding Business Day, commencing on April 20, 2023.

Any installment of interest and principal, if any, or any other amount, payable on this Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name this Note is registered. This Note will be registered in the name of the nominee of the Depository Trust Company (Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by Cede & Co. All reductions in the principal amount of this Note effected by any payments of installments of principal made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such payment is noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will provide notice of the termination as provided in the Indenture and this Note shall be entitled to the final payment only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes.

The principal amount of this Note, to the extent not previously paid, shall be due and payable on the Final Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of this Note may be due and payable, if not previously paid, on the date on which an Event of Default described in Section 7.01 of the Indenture shall have occurred and be continuing, if the

Notes have been declared immediately due and payable as provided in Section 7.02 of the Indenture.

This Note may not be redeemed or prepaid, except as provided in the Indenture. If this Note is prepaid pursuant to Section 12.01 of the Indenture, the Issuer shall remit to the Collection Account for payment to the Noteholder an amount equal to the Outstanding Principal Amount of such Note as of the Redemption Date, plus all interest accrued and unpaid as of the date of prepayment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.

On any redemption, purchase, exchange or cancellation of any of this Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Indenture Trustee in the Note Register recording any such redemption, purchase, exchange or cancellation. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or canceled.

Principal of, interest on and all other amounts payable on or in respect of this Note constitutes limited recourse obligations of the Issuer. The Holders of this Note have recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral, any claims of the Holders of this Note shall be extinguished and shall not revive thereafter. Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under this Note or the Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under this Note or in the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

The Noteholder by acceptance of this Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Paying Agent and the Note Registrar and any agent of the foregoing may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of this Note under the Indenture at any time by the Issuer pursuant to Sections 10.01 and 10.02 of the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Indenture Trustee for the sole purpose of binding the interests of the Indenture Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture the Holder shall have no claim against any of the entities described in the first sentence of this paragraph for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral pledged by the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

FORM OF TEMPORARY REGULATION S GLOBAL NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC XE "DTC" ”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NO BENEFICIAL OWNER OF THIS TEMPORARY REGULATION S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE DISTRIBUTIONS HEREIN UNLESS SUCH BENEFICIAL OWNER SHALL HAVE DELIVERED A CERTIFICATION IN THE FORM ATTACHED TO THE INDENTURE TO CLEARSTREAM OR EUROCLEAR.

THE HOLDER OF THIS TEMPORARY REGULATION S GLOBAL NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT XE "Securities Act" ”)) PRIOR TO THE EXCHANGE DATE EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS TEMPORARY REGULATION S GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS TEMPORARY REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS TEMPORARY REGULATION S GLOBAL NOTE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO THE TRANSFEROR AND THE ISSUER THAT IT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) WHO ACQUIRED THE NOTE OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS TEMPORARY REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE IS MADE TO THE TRANSFEROR OR ANY AFFILIATE OF THE TRANSFEROR, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY

IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER OCCURS OUTSIDE OF THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO TERMS OF THE INDENTURE, (iv) THIS TEMPORARY REGULATION S NOTE IS NO LONGER ELIGIBLE FOR RESALE PURSUANT TO RULE 144A OR REGULATION S, OR (v) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE ISSUER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE ISSUER, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE ISSUER, THE TRANSFEROR, THE SELLER, THE SPONSOR, THE SERVICER OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH ANY ASSETS OF (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (3) AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR (4) ANY U.S. GOVERNMENTAL PLAN, NON-U.S. PLAN, CHURCH PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUER, ACQUIESCE, PETITION OR OTHERWISE

INVOKE OR CAUSE THE TRANSFEROR OR THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE TRANSFEROR OR THE ISSUER OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, acknowledges that such Person’s Note (or interest therein) represents AN OBLIGATION (OR INTEREST IN AN OBLIGATION) OF the ISSUER and does not represent interests in or obligations of the Transferor, THE SELLER, the Servicer, THE BACkup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the transaction Documents. Each Noteholder by the acceptance of a Note (or beneficial interest therein) agrees that except as expressly provided in the transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it WILL have no claim against any of the Transferor, THE SELLER, the Servicer, the backup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder ARE prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Transferor or any Affiliate of the Transferor other than the Issuer, each Noteholder agrees that (i) its claim against any such other assets WILL be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN (Except a Noteholder which is considered for federal income tax purposes the ISSUER of the Note (or is disregarded as an entity separate from such ISSUER)), BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, EXPRESSES ITS INTENTION THAT THIS NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE

COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.

ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE.

THE FAILURE TO PROVIDE THE ISSUER AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE, OR AN APPROPRIATE IRS FORM W-8 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A UNITED STATES PERSON) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID” XE "OID" ) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.

Up to $170,014,000 CUSIP NO. U7407X AA6
[R-1]

NETCREDIT COMBINED RECEIVABLES 2023, LLC (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisos, a principal sum up to [____] ($[___]) payable on each Payment Date from the Collections on deposit in the Collection Account pursuant to Section 5.04(a) of the Indenture; provided, however, the entire unpaid principal amount of this Note shall be due and payable on the December 2027 Payment Date (the “Final Maturity Date”); provided further, however, that the aggregate principal sum of the Regulation S Global Notes and the Rule 144A Global Note shall not exceed the principal sum of $170,014,000. The Issuer will pay principal of and interest on this Note in the manner specified on the reverse hereof. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Issuer also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Indenture, dated as of March 3, 2023 (the “Indenture”), by and between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Part I of Appendix A of the Indenture.

This Note is one of the “Notes” referred to in the Indenture and is issued pursuant to and entitled to the benefits of the Indenture, to which reference is hereby made for a more complete statement of the terms and conditions under which the Note evidenced hereby was made and is to be repaid. Final payment of this Note is due and owing on the Final Maturity Date.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America. This Note is subject to prepayment at the option of the Issuer, each as provided in the Indenture.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE ISSUER AND THE PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Indenture.

The terms of this Note are subject to amendment only in the manner provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed and in the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NETCREDIT COMBINED RECEIVABLES 2023, LLC,
as Issuer

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

Citibank, N.A.,
as Indenture Trustee

By:
Authorized Signatory

Dated: [ ], 20[_]

REVERSE OF CLASS A NOTE

This Note is one of the Notes of a duly authorized issue of Notes of NETCREDIT COMBINED RECEIVABLES 2023, LLC (the “Issuer”), designated as its NETCREDIT COMBINED RECEIVABLES 2023 Class A Note (herein called the “Note”), all issued under the Indenture, dated as of March 3, 2023 (the “Indenture”), by and between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). This Note is subject to all terms of the Indenture. All terms used in this Note that are defined in Part I of Appendix A of the Indenture, shall have the meanings assigned to them in or pursuant to Part I of Appendix A of the Indenture, as so supplemented or amended.

This Note is secured by the Collateral, and in connection with the sale of Collateral following an Event of Default the Noteholder will be entitled to its pro rata share of proceeds. The payment of principal and interest on this Note, however, shall be solely based on the performance of the Receivables and, except as otherwise set forth in Section 5.04(a) of the Indenture, shall not be dependent on market or credit events that are independent of such financial assets.

Interest on this Note shall be determined in accordance with the Indenture and shall accrue at the rate of 7.78% per annum and will be calculated on the basis of 360-day year consisting of twelve 30-day months.

Principal of this Note will be payable on each Payment Date pursuant to Section 5.04(a) of the Indenture.

“Payment Date” means the 20th day of each calendar month, or, if any such 20th day is not a Business Day, the next succeeding Business Day, commencing on April 20, 2023.

Any installment of interest and principal, if any, or any other amount, payable on this Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name this Note is registered. This Note will be registered in the name of the nominee of the Depository Trust Company (Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by Cede & Co. All reductions in the principal amount of this Note effected by any payments of installments of principal made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such payment is noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will provide notice of the termination as provided in the Indenture and this Note shall be entitled to the final payment only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes.

The principal amount of this Note, to the extent not previously paid, shall be due and payable on the Final Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of this Note may be due and payable, if not previously paid, on the date on which an Event of Default described in Section 7.01 of the Indenture shall have occurred and be continuing, if the

Notes have been declared immediately due and payable as provided in Section 7.02 of the Indenture.

This Note may not be redeemed or prepaid, except as provided in the Indenture. If this Note is prepaid pursuant to Section 12.01 of the Indenture, the Issuer shall remit to the Collection Account for payment to the Noteholder an amount equal to the Outstanding Principal Amount of such Note as of the Redemption Date, plus all interest accrued and unpaid as of the date of prepayment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.

On any redemption, purchase, exchange or cancellation of any of this Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Indenture Trustee in the Note Register recording any such redemption, purchase, exchange or cancellation. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or canceled.

Principal of, interest on and all other amounts payable on or in respect of this Note constitutes limited recourse obligations of the Issuer. The Holders of this Note have recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral, any claims of the Holders of this Note shall be extinguished and shall not revive thereafter. Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under this Note or the Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under this Note or in the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

The Noteholder by acceptance of this Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Paying Agent and the Note Registrar and any agent of the foregoing may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of this Note under the Indenture at any time by the Issuer pursuant to Sections 10.01 and 10.02 of the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Indenture Trustee for the sole purpose of binding the interests of the Indenture Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture the Holder shall have no claim against any of the entities described in the first sentence of this paragraph for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral pledged by the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT C

FORM OF PERMANENT REGULATION S GLOBAL NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC XE "DTC" ”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS PERMANENT REGULATION S GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT XE "Securities Act" ”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS PERMANENT REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS PERMANENT REGULATION S GLOBAL NOTE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO THE ISSUER AND THE INDENTURE TRUSTEE THAT IT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) WHO ACQUIRED THE NOTE OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH REGULATION S.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS PERMANENT REGULATION S GLOBAL NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER OCCURS OUTSIDE OF THE UNITED STATES TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S AND THAT PERSON DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO TERMS OF THE INDENTURE, OR (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE

ISSUER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE ISSUER, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE ISSUER, THE TRANSFEROR, THE SELLER, THE SPONSOR, THE SERVICER OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING THE NOTE ON BEHALF OF OR WITH ANY ASSETS OF (1) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (2) A “PLAN” (AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (3) AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION LOCATED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR (4) ANY U.S. GOVERNMENTAL PLAN, NON-U.S. PLAN, CHURCH PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUER, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE TRANSFEROR OR THE ISSUER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE TRANSFEROR OR THE ISSUER OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE TRANSFEROR OR THE ISSUER UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE OF THIS NOTE, acknowledges that such Person’s Note (or interest therein) represents AN OBLIGATION (OR INTEREST IN AN OBLIGATION) OF the

ISSUER and does not represent interests in or obligations of the Transferor, THE SELLER, the Servicer, THE BACkup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the transaction Documents. Each Noteholder by the acceptance of a Note (or beneficial interest therein) agrees that except as expressly provided in the transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, it WILL have no claim against any of the Transferor, THE SELLER, the Servicer, the backup servicer, the Indenture Trustee, THE SPONSOR or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder ARE prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Transferor or any Affiliate of the Transferor other than the Issuer, each Noteholder agrees that (i) its claim against any such other assets WILL be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN (Except a Noteholder which is considered for federal income tax purposes the ISSUER of the Note (or is disregarded as an entity separate from such ISSUER)), BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, EXPRESSES ITS INTENTION THAT THIS NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.

ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE.

THE FAILURE TO PROVIDE THE ISSUER AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING

OF SECTION 7701(a)(30) OF THE CODE, OR AN APPROPRIATE IRS FORM W-8 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A UNITED STATES PERSON) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID” XE "OID" ) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.

Up to $170,014,000 CUSIP NO. U7407X AA6
[R-1]

NETCREDIT COMBINED RECEIVABLES 2023, LLC (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisos, a principal sum up to [____] ($[___]) payable on each Payment Date from the Collections on deposit in the Collection Account pursuant to Section 5.04(a) of the Indenture; provided, however, the entire unpaid principal amount of this Note shall be due and payable on the December 2027 Payment Date (the “Final Maturity Date”); provided further, however, that the aggregate principal sum of the Regulation S Global Notes and the Rule 144A Global Note shall not exceed the principal sum of $170,014,000. The Issuer will pay principal of and interest on this Note in the manner specified on the reverse hereof. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Issuer also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Indenture, dated as of March 3, 2023 (the “Indenture”), by and between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in Part I of Appendix A of the Indenture.

This Note is one of the “Notes” referred to in the Indenture and is issued pursuant to and entitled to the benefits of the Indenture, to which reference is hereby made for a more complete statement of the terms and conditions under which the Note evidenced hereby was made and is to be repaid. Final payment of this Note is due and owing on the Final Maturity Date.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America. This Note is subject to prepayment at the option of the Issuer, each as provided in the Indenture.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE ISSUER AND THE PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Indenture.

The terms of this Note are subject to amendment only in the manner provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed and in the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

NETCREDIT COMBINED RECEIVABLES 2023, LLC,
as Issuer

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

Citibank, N.A.,
as Indenture Trustee

By:
Authorized Signatory

Dated: [ ], 20[_]

REVERSE OF CLASS A NOTE

This Note is one of the Notes of a duly authorized issue of Notes of NETCREDIT COMBINED RECEIVABLES 2023, LLC (the “Issuer”), designated as its NETCREDIT COMBINED RECEIVABLES 2023 Class A Note (herein called the “Note”), all issued under the Indenture, dated as of March 3, 2023 (the “Indenture”), by and between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). This Note is subject to all terms of the Indenture. All terms used in this Note that are defined in Part I of Appendix A of the Indenture, shall have the meanings assigned to them in or pursuant to Part I of Appendix A of the Indenture, as so supplemented or amended.

This Note is secured by the Collateral, and in connection with the sale of Collateral following an Event of Default the Noteholder will be entitled to its pro rata share of proceeds. The payment of principal and interest on this Note, however, shall be solely based on the performance of the Receivables and, except as otherwise set forth in Section 5.04(a) of the Indenture, shall not be dependent on market or credit events that are independent of such financial assets.

Interest on this Note shall be determined in accordance with the Indenture and shall accrue at the rate of 7.78% per annum and will be calculated on the basis of 360-day year consisting of twelve 30-day months.

Principal of this Note will be payable on each Payment Date pursuant to Section 5.04(a) of the Indenture.

“Payment Date” means the 20th day of each calendar month, or, if any such 20th day is not a Business Day, the next succeeding Business Day, commencing on April 20, 2023.

Any installment of interest and principal, if any, or any other amount, payable on this Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name this Note is registered. This Note will be registered in the name of the nominee of the Depository Trust Company (Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by Cede & Co. All reductions in the principal amount of this Note effected by any payments of installments of principal made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not such payment is noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will provide notice of the termination as provided in the Indenture and this Note shall be entitled to the final payment only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes.

The principal amount of this Note, to the extent not previously paid, shall be due and payable on the Final Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of this Note may be due and payable, if not previously paid, on the date on which an Event of Default described in Section 7.01 of the Indenture shall have occurred and be continuing, if the

Notes have been declared immediately due and payable as provided in Section 7.02 of the Indenture.

This Note may not be redeemed or prepaid, except as provided in the Indenture. If this Note is prepaid pursuant to Section 12.01 of the Indenture, the Issuer shall remit to the Collection Account for payment to the Noteholder an amount equal to the Outstanding Principal Amount of such Note as of the Redemption Date, plus all interest accrued and unpaid as of the date of prepayment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.

On any redemption, purchase, exchange or cancellation of any of this Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Indenture Trustee in the Note Register recording any such redemption, purchase, exchange or cancellation. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or canceled.

Principal of, interest on and all other amounts payable on or in respect of this Note constitutes limited recourse obligations of the Issuer. The Holders of this Note have recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral, any claims of the Holders of this Note shall be extinguished and shall not revive thereafter. Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under this Note or the Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Note or secured by the Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under this Note or in the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

The Noteholder by acceptance of this Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Paying Agent and the Note Registrar and any agent of the foregoing may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of this Note under the Indenture at any time by the Issuer pursuant to Sections 10.01 and 10.02 of the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Indenture Trustee for the sole purpose of binding the interests of the Indenture Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture the Holder shall have no claim against any of the entities described in the first sentence of this paragraph for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral pledged by the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT D

FORM OF NOTICE OF ADDITION DATE

Citibank, N.A.,

as Indenture Trustee
388 Greenwich Street

New York, New York 10013

Attn: Citibank Agency & Trust

NetCredit Combined Receivables 2023, LLC

175 West Jackson Boulevard

Suite 500

Chicago, IL 60604

Attn: Sean Rahilly

Re: Notice of Addition Date – NETCREDIT COMBINED RECEIVABLES 2023, LLC

Reference is hereby made to the Indenture, dated as of March 3, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between NetCredit Combined Receivables 2023, LLC, as Issuer, and Citibank, N.A., as Paying Agent and as Indenture Trustee. Capitalized terms used in this Notice of Addition Date that are not otherwise defined shall have the meanings ascribed thereto or referred to in the Indenture

In accordance with Section 5.05 of the Indenture, the undersigned Seller hereby gives notice of the Addition Date to occur with respect to the Subsequent Receivables to be designated by the Seller to be acquired by the Issuer on such date, in accordance with the terms specified below:

Addition Date: _______________, 20__

Subsequent Cutoff Date: _______________, 20___

Subsequent Receivable Purchase Price: $_______________.

Pursuant to Section 5.05 of the Indenture, the Paying Agent shall withdraw the amount equal to the Subsequent Receivable Purchase Price from the Pre-Funding Account and shall apply such amount as follows:

(1) The amount of $_______________ shall be paid to the following account:

____________________

____________________

(2) The amount of $_______________ shall be deposited into the Collection Account.

[Signature Page Follows]

Date: __________, 20__

CNU ONLINE HOLDINGS, LLC,
as Seller

By: ________________________
Name:
Title:

APPENDIX A

DEFINITIONS/RULES OF CONSTRUCTION/NOTICE INFORMATION

APPENDIX A

PART I. Definitions

When used in the Transaction Documents, unless otherwise defined therein, the following words and phrases shall have the following meanings:

“2018-1 Agent” means Pacific Western Bank, as administrative agent under the Loan and Security Agreement, dated as of July 23, 2018, among EFR 2018-1, LLC, as borrower, the 2018-1 Agent and the other lenders from time to time party thereto, as amended.

“2018-2 Agent” means Credit Suisse AG, New York Branch, as agent under the Loan and Security Agreement, dated as of October 23, 2018, among EFR 2018-2, LLC, as borrower, the 2018-2 Agent and the lender groups from time to time party thereto, as amended.

“Accession Agreement” shall mean the Accession Agreement to the Intercreditor Agreement, dated as of the Closing Date, by and among Enova, the Intercreditor Agent, Servicer, the Account Holder, EFR 2018-1, LLC, 2018-1 Agent, EFR 2018-2, LLC, 2018-2 Agent, NetCredit Receivables 2022, LLC, Jefferies Funding LLC, NCR 2022 Collateral Agent, and the new party or parties to be joined to the Intercreditor Agreement (in connection with this Indenture, the Issuer and the Indenture Trustee).

“Account Holder” shall mean CNU in its capacity as such under and pursuant to the terms of the Intercreditor Agreement.

“ACH Sweep Account” shall mean either (i) an account established at Veritex bearing the account number 5501739360, which is held by the Indenture Trustee on behalf of the Noteholders, and which is subject to an ACH Sweep Blocked Account Control Agreement, and for which an Obligor shall be directed to remit all ACH payments, if applicable, under its applicable Contract.

“ACH Sweep Blocked Account Control Agreement” shall mean the Deposit Account Control Agreement, by and among the Issuer, the Servicer, the Indenture Trustee and Veritex, as the depositary bank.

“Acquirer” shall mean NetCredit Finance, LLC, a Delaware limited liability company, an indirect subsidiary of the Sponsor.

“Act” when used with respect to any Noteholder, shall have the meaning specified in Section 1.04(a) of the Indenture.

“Action” when used with respect to any Noteholder, shall have the meaning specified in Section 1.04(a) of the Indenture.

“Addition Date” shall mean each date on which the Issuer acquires Subsequent Receivables.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct the management and

Appendix A-1

policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have, with respect to any Transaction Document, the meaning set forth in the preamble thereto.

“Amortization Date” shall mean the date on which an Amortization Event occurs.

“Amortization Event” shall mean an event arising upon the occurrence of any Cumulative Net Loss Trigger.

“Annual Percentage Rate” shall mean, with respect to a Receivable, the annual rate of finance charges stated in the Contract related to such Receivable.

“Audit” shall have the meaning specified in Section 3.02(a) of the Servicing Agreement.

“Authenticating Agent” shall mean any Person authorized by the Indenture Trustee to authenticate Notes under Section 8.12 of the Indenture.

“Authorized Officer” shall mean, with respect to any specified Person, the chief executive officer, the president, the secretary, the chief financial officer, the chief investment officer, any vice president, senior trust officer or trust officer of such Person.

“Available Collections” shall mean, with respect to any Payment Date, an amount equal to the Collections received during the related Collection Period.

“Available Funds” shall mean, with respect to any Payment Date, (i) the Available Collections for the related Collection Period, (ii) the Reserve Account Draw Amount, if any and (iii) on the first Payment Date following the termination of the Pre-Funding Period, any amounts remaining on deposit in the Pre-Funding Account.

“Backup Servicer” shall mean Vervent, or any independent third party selected by the Servicer to perform monitoring functions with respect to the Receivables.

“Backup Servicing Agreement” shall mean that certain Backup Servicing Agreement, dated as of the Closing Date, among the Backup Servicer, the Servicer, the Transferor and the Issuer.

“Backup Servicing Fee” shall mean the fee payable by the Issuer to the Backup Servicer in the amount of (i) $4,000 per month when the aggregate Outstanding Receivable Principal Balance is greater than $200,000,000 but equal to or less than $400,000,000, (ii) $3,500 per month, when the aggregate Outstanding Receivable Principal Balance is equal to or less than $200,000,000 but greater than $50,000,000 or (iii) $3,000 per month, when the aggregate Outstanding Receivable Principal Balance is equal to or less than $50,000,000 as provided in Section 4 of the Backup Servicing Agreement; provided, that with respect to the first Collection Period, the Backup Servicing Fee will equal such amount multiplied by the actual number of days in such Collection Period over 30.

Appendix A-2

“Bank Originated Receivable” shall mean a Receivable originated by the Bank Originator and sold to the Acquirer pursuant to the Bank Originator Purchase Agreement.

“Bank Originator” shall mean Republic Bank & Trust Company, a Kentucky chartered, commercial banking and trust corporation.

“Bank Originator Credit Policy” shall mean the credit policies and procedures of the Bank Originator that were utilized in originating each Bank Originated Receivable.

“Bank Originator Purchase Agreement” shall mean the Loan Purchase Agreement dated as of October 22, 2019 between the Bank Originator and the Acquirer.

“Bank Secrecy Act” shall mean the Currency and Foreign Transactions Reporting Act of 1970, 84 Stat. 1114-2.

“Blocked Account Control Agreement” shall mean any of (a) the Deposit Account Control Agreement, dated as of October 17, 2019, by and among the Intercreditor Agent, the Account Holder, the Servicer and Veritex, as the depositary bank, or (b) any ACH Sweep Blocked Account Control Agreement.

“Book-Entry System” shall have the meaning specified in Section 3.05 of the Indenture.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in the state of New York are authorized or are obligated by law, executive order or governmental decree to be closed provided that, when used in the context of a Payment Date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” shall mean, as to any Person, the equity interests in such Person, including the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any right to subscribe for or otherwise acquire any such equity interests.

“Cash Equivalents” shall mean, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations

Appendix A-3

of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has all or substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Authentication” shall mean the certificate of authentication of the Indenture Trustee, the form of which is described in Section 3.03 of the Indenture or the alternative certificate of authentication of the Authenticating Agent, the form of which is described in Section 8.12 of the Indenture.

“Charged-Off Receivable” shall mean any Receivable which is 65 or more days past due or which has otherwise been charged-off or deemed uncollectible by the Issuer or the Servicer in accordance with the Servicing Policy (including because of fraud or the Obligor becoming the subject of a proceeding under any debtor relief law), as applicable.

“Charged-Off Receivable Purchaser” shall mean a purchaser of a Charged-Off Receivable, under an agreement between such purchaser and the Servicer to which the Issuer and the Indenture Trustee are contractually joined as sellers thereunder.

“Citibank” shall mean Citibank Bank, N.A., a national banking association.

“Class” shall mean a class of Notes, which shall be the Class A Notes.

“Class A Note” shall mean the 7.78% Asset Backed Notes, Class A in the aggregate principal balance of $170,014,000 issued pursuant to the Indenture.

“Clearing Agency Custodian” shall mean the entity maintaining possession of the Global Notes for the Depository.

“Clearstream” shall mean Clearstream, Luxembourg, société anonyme, a professional depository incorporated under the laws of Luxembourg.

“Closing Date” shall mean March 3, 2023.

“CNU” shall mean CNU Online Holdings, LLC, a Delaware limited liability company.

“Collateral” shall have the meaning specified in the Granting Clause of the Indenture.

“Collection Account” shall have the meaning specified in Section 5.02(a) of the Indenture.

“Collection Agent” shall mean, any professional collection agency employed by the Servicer with respect to attempts to collect on any Delinquent Receivable or Charged-Off Receivable.

“Collection Fees” shall mean, any and all fees charged by a Collection Agent in its efforts to collect on a Delinquent Receivable or Charged-Off Receivable.

Appendix A-4

“Collection Period” shall mean, with respect to each Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs; provided, however, that the initial Collection Period shall begin on but exclude February 28, 2023, and continue until the last day of the calendar month immediately preceding the calendar month which the first Payment Date occurs.

“Collection Receipt Accounts” shall mean the accounts (1) bearing account number 5501156086, held by the Account Holder on behalf of the Servicer at Veritex, and (2) any other account designated by the Servicer in a notice to the Noteholders as an account into which Collections may be deposited, each of which shall (prior to, and as a condition precedent to, any amounts being deposited therein) be subject to a Blocked Account Control Agreement and the Intercreditor Agreement, and for which the Obligor may (once such account is subject to a Blocked Account Control Agreement and the Intercreditor Agreement) remit all payments under its applicable Contract other than ACH payments, which shall be remitted to an ACH Sweep Account.

“Collections” shall mean all cash collections received in respect of the Receivables, including all Scheduled Receivable Payments, all non-scheduled payments, all prepayments, all late fees, all other fees, all Net Liquidation Proceeds, Optional Redemption Amounts, investment earnings, residual proceeds, payments received under any personal guaranty with respect to such Receivables and all other payments received with respect to such Receivables.

“Commodity Exchange Act” shall mean the Commodity Exchange Act of 1936.

“Consolidated Subsidiaries” shall mean, as of any date of determination, all Subsidiaries of Enova which are included in the consolidated financial statements of Enova.

“Consumer Laws” shall mean all federal, state and local consumer credit laws, collection agency laws, fair trading or fair dealing laws, laws relating to privacy and confidential information and all other consumer protection laws relating to the conduct of the business of the Servicer, laws requiring the licensing or registration of sale finance companies, loan companies, lenders or collection agencies or collection agents or any assignee of the foregoing, and any rules, regulations or interpretations of the foregoing laws.

“Contract” shall mean a small consumer loan agreement, customer loan agreement, consumer installment loan agreement or promissory note, relating to a fixed rate, fully amortizing, unsecured installment loan made to an Obligor and originated or acquired by an Originator or the Acquirer.

“Corporate Trust Office” shall mean the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located (i) solely for purposes of the transfer, surrender or exchanges of Notes, at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Corporate Trust Services, and (ii) for all other purposes, at 388 Greenwich Street, New York, NY 10013, Attention: NETCREDIT COMBINED RECEIVABLES 2023, LLC, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

Appendix A-5

“Credit Counseling Receivable” shall have the meaning specified in Section 2.02(d)(viii) of the Servicing Agreement.

“Credit Policy” or “Credit Policies” shall mean (i) the credit policies and practices and underwriting guidelines of the Sponsor and the Enova Originators and (ii) the Bank Originator Credit Policy.

“Cumulative Net Loss Ratio” shall mean, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to (i) the Cumulative Net Losses and the denominator of which is equal to (ii) the sum of the Original Receivable Principal Balance of all Receivables sold to the Issuer.

“Cumulative Net Loss Trigger” shall occur with respect to a Collection Period in the event that the Cumulative Net Loss Ratio on the last day of the Collection Period set forth below is greater than the corresponding Trigger Level set forth below:

Collection Period	Trigger Level for Cumulative Net Loss Ratio
1	5.00%
2	5.00%
3	7.50%
4	15.00%
5	17.50%
6	20.00%
7	22.50%
8	25.00%
9	27.50%
10	30.00%
11	30.00%
12	32.50%
13	32.50%

Appendix A-6

Collection Period	Trigger Level for Cumulative Net Loss Ratio
14	35.00%
15	35.00%
16	35.00%
17	37.50%
18	37.50%
19	37.50%
20	40.00%
21	40.00%
22	42.50%
23	42.50%
24 and thereafter	45.00%

“Cumulative Net Losses” shall mean, as of any date of determination, the excess of (a) the aggregate Outstanding Receivable Principal Balance of all Charged-Off Receivables, over (b) all Net Liquidation Proceeds received on or prior to such date.

“Custodian” shall mean, at any time, the Person then appointed as such pursuant to Section 7.01 of the Servicing Agreement, which initially shall be NCLS.

“Cutoff Date” shall mean (i) with respect to the Initial Receivables, the Initial Cutoff Date and (ii) with respect to the Subsequent Receivables, the applicable Subsequent Cutoff Date.

“Cutoff Date Outstanding Receivable Principal Balance” shall mean the Outstanding Receivable Principal Balance as of the Initial Cutoff Date.

“Debtor Relief Laws” shall mean (a) the Federal Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the right of creditors of banks.

Appendix A-7

“Definitive Note” shall mean a definitive, fully registered Note issued pursuant to Section 3.04 of the Indenture.

“Delinquent Receivable” shall mean any Eligible Receivable which is 1 to 64 days past due and is not a Charged-Off Receivable.

“Deliver” or “Delivery” shall mean the taking of the following steps by the Issuer:

(a) with respect to such of the Collateral as constitutes an instrument, causing the the Custodian on behalf of the Indenture Trustee, to take possession in the State of Illinois of such instrument, indorsed to the Indenture Trustee or in blank by an effective indorsement;

(b) with respect to such of the Collateral as constitutes tangible chattel paper, goods, a negotiable document, or money, causing the Custodian on behalf of the Indenture Trustee, to take possession in the State of Illinois of such tangible chattel paper, goods, negotiable document, or money;

(c) with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Custodian on behalf of the Indenture Trustee, to acquire possession in the State of Illinois of the related security certificate;

(d) with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Custodian on behalf of the Indenture Trustee, to acquire possession in the State of Iowa of the related security certificate, indorsed to the Indenture Trustee or in blank by an effective indorsement, or registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer of such certificated security;

(e) with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Indenture Trustee as the registered owner of such uncertificated security;

(f) with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Collection Account;

(g) with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be maintained in the name of the Indenture Trustee and causing the bank with which such deposit account is maintained to agree with the Indenture Trustee and the Issuer that (i) such bank will comply with instructions originated by the Indenture Trustee directing disposition of the funds in such deposit account without further consent of any other person or entity, (ii) such bank will not agree with any person or entity other than the Indenture Trustee to comply with instructions originated by any person or entity other than the Indenture Trustee, (iii) such deposit account and the property credited thereto will not be subject to any lien, security interest, encumbrance, or right of set-off in favor of such bank, other than those for ordinary fees and expenses and for reimbursement of returned items, (iv) such agreement will be governed by the laws of the State of New York, and (v) the State of New York will be the bank’s jurisdiction of such bank for purposes of Article 9 of the New York UCC;

Appendix A-8

(h) with respect to any other Collateral, causing to be filed with the Secretary of State of the State of Delaware a properly completed UCC financing statement that names the Issuer as debtor and the Indenture Trustee as secured party and that covers such Collateral; or

(i) in the case of each of paragraphs (a) through (h) above, such additional or alternative procedures as may hereafter become appropriate to grant a first priority perfected security interest in such items of the Collateral to the Indenture Trustee, consistent with applicable law or regulations.

In each case of Delivery pursuant to paragraphs (f) or (g), the Indenture Trustee is directed by the Issuer to enter into and execute all agreements necessary to accomplish Delivery. The Indenture Trustee shall make appropriate notations on its records indicating that each item of the Collateral is held by the Indenture Trustee pursuant to and as provided in the Indenture.

Effective upon Delivery of any item of the Collateral, the Indenture Trustee shall be deemed to have acknowledged that it holds such item of the Collateral as Indenture Trustee for the benefit of the Noteholders. Any additional or alternative procedures for accomplishing “Delivery” for purposes of paragraph (i) of this definition shall be permitted only upon delivery to the Indenture Trustee of an Opinion of Counsel to the effect that such procedures are appropriate to grant a first priority perfected security interest in the applicable type of collateral to the Indenture Trustee.

“Depository” shall mean, with respect to any Note issuable or issued as a Global Note, an organization registered as a “clearing agency” pursuant to the Securities Exchange Act or other applicable statute or regulation. The Initial Depository shall be DTC.

“Distribution Compliance Period” shall mean, the period beginning on the Closing Date to the 40th day after the Closing Date.

“DOL Regulation” shall mean the U.S. Department of Labor regulation located at 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

“Dollar,” “$” or “U.S. $” shall mean lawful money of the United States.

“DTC” shall mean The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act.

“Due Date Adjustment” shall mean, with respect to a Receivable and a related Obligor, the reset of an Obligor Due Date, so long as the reset Obligor Due Date is after the corresponding original due date and not later than the next scheduled Obligor Due Date specified in the related Receivable; provided that if such Receivable is subject to a Payment Deferral, such Receivable shall not be considered to be subject to a Due Date Adjustment.

“Eligibility Criteria” shall mean the following criteria, each of which (unless otherwise specified) shall be measured as of the applicable Cutoff Date:

(a) Such Receivable has an original term to maturity of no more than 61 months;

Appendix A-9

(b) Such Receivable has an Outstanding Receivable Principal Balance equal to or less than $10,000;

(c) Such Receivable has an Annual Percentage Rate that is greater than or equal to 20% and no greater than 99.99%;

(d) Payments under such Receivable are due in Dollars;

(e) Such Receivable is a valid, legal, binding and enforceable obligation of the Obligor (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity);

(f) Such Receivable shall be payable in equal installment amounts, scheduled no less frequently than monthly (other than with respect to the last scheduled installment) without bullet maturity or balloon payment;

(g) Such Receivable shall have been originated in all material respects in compliance with all applicable laws (including all Governmental Rules);

(h) Such Receivable shall not, along with the related Contract or other loan documents, violate any applicable laws in any material respect;

(i) Such Receivable is not a Charged-Off Receivable;

(j) Such Receivable shall not be evidenced by a judgment or have been reduced to judgment;

(k) Such Receivable shall have been originated in accordance with the Credit Policy;

(l) The related Obligor is not bankrupt or deceased;

(m) The related Obligor is a natural person;

(n) The related Obligor is an individual who is a permitted debtor under applicable state laws and is not an employee or Affiliate of the Originator;

(o) Such Receivables is not a Delinquent Receivable;

(p) Such Receivable is secured by a fully executed Contract with the Obligor;

(q) The Servicer, in its capacity as Custodian, has certified that the related Receivable Files are complete, including imaged copies of the documents previously verified by a verification agent under the existing warehouse facilities;

(r) The Indenture Trustee, upon acquisition of such Receivable by the Issuer, shall have a perfected, first-priority security interest therein, subject to Permitted Liens;

Appendix A-10

(s) Such Receivable and the related Contract shall not have been modified (other than a Permitted Modification) from its original terms in any material respect;

(t) The related Contract does not prohibit the sale, transfer or assignment of such Receivable to the extent such prohibition is enforceable;

(u) Such Receivable will be owned by the Purchaser free and clear of any adverse claims, subject to Permitted Liens;

(v) Such Receivable shall not be a revolving line of credit;

(w) Such Receivable is the liability of an Obligor who is not a “foreign person” within the meaning of Section 1445 and 7701 of the Internal Revenue Code or the rules and regulations promulgated thereunder; provided, that, for the avoidance of doubt, it is agreed and understood that United States military employees and personnel living, working or deployed abroad shall not be excluded by the application of this criteria;

(x) Such Receivable represents the undisputed, bona fide transaction created by the lending of money by an Originator in the ordinary course of business and completed in accordance with the terms and provisions contained in the related Contract;

(y) Such Receivable is not a Credit Counseling Receivable; and

(z) For Receivables with (a) an Annual Percentage Rate greater than 36% and (b) originated on or after the earlier of (1) the effective date of California Assembly Bill 539 or (2) January 1, 2020, the Obligor of such Receivable shall not be a resident of the state of California.

“Eligible Deposit Account” shall mean either (a) a segregated account with an Eligible Institution or (b) a trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account.

“Eligible Institution” shall mean a depository institution (which may be the Indenture Trustee or any Affiliate thereof) organized under the laws of the United States, any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank). If so qualified, the Servicer may be considered an Eligible Institution for the purposes of this definition.

“Eligible Investments” shall mean negotiable instruments, investment property, or deposit accounts which evidence:

(a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies (including an affiliate of the Indenture Trustee) organized under the laws of the United States of

Appendix A-11

America, any state thereof or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the investment or contractual commitment to invest therein, the short-term debt of such depository institution or trust company are rated by each of S&P and Moody’s in its highest rating category;

(c) commercial paper (having original or remaining maturities of no more than thirty days), that shall be rated, at the time of the investment or contractual commitment to invest therein, by each of S&P and Moody’s in its highest rating category;

(d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

(e) bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above;

(f) time deposits (having maturities not later than the Reporting Date) other than as referred to in clause (b) above, with a Person the commercial paper of which shall be rated by each of S&P and Moody’s in its highest rating category; or

(g) investments in money market funds having a rating in the highest rating category from Moody’s and S&P (including money market funds offered or managed by the Indenture Trustee or the Paying Agent or an Affiliate thereof) whose payments are not subject to withholding tax when held by a non-U.S. person.

“Eligible Receivable” shall mean a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable Cutoff Date.

“Enova” shall mean Enova International, Inc., a Delaware corporation.

“Enova Entities” shall mean each of Enova and each Subsidiary of Enova.

“Enova Originator” shall mean each of the thirteen indirect subsidiaries of the Sponsor executing the Receivables Transfer Agreement in the capacity of an Originator on the signature pages thereto.

“Enova Party” shall mean each of the Sponsor, the Seller, the Servicer (for so long as NCLS or another Subsidiary of Enova is the Servicer), the Transferor, the Issuer, the Acquirer and the Enova Originators.

“Entity” shall mean any Person other than an individual or government (including any agency or political subdivision thereof).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Euroclear” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” shall have the meaning specified in Section 7.01 of the Indenture.

Appendix A-12

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall mean the last day of the Distribution Compliance Period.

“Executive Orders” shall mean any legally binding orders given by the President of the United States, acting as the head of the executive branch thereof, to any United States federal administrative agencies.

“Fair Valuation” shall mean in respect of any entity the value of the consolidated assets of such entity on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

“FATCA” shall mean Sections 1471 through 1474 of the Code (or any amended or successor version thereof) and any current or future regulations or official interpretations thereof.

“Federal Bankruptcy Code” shall mean Title 11 of the United States Code.

“Final Maturity Date” shall mean with respect to the Notes, December 20, 2027.

“First Step Assignment” shall mean a First Step Assignment from the Seller to the Transferor with respect to the Receivables and Other Conveyed Property to be conveyed by the Seller to the Transferor, in substantially the form of Exhibit A to the Receivables Purchase Agreement.

“Foreign Person” means any person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code or the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in effect in the United States of America (or, in the case of foreign Subsidiaries with significant operations outside the United States of America, in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the Net Worth Trigger, to the provisions of Part II of this Appendix A.

“Global Note” shall mean a Note issued in global form, pursuant to Section 3.04 of the Indenture, which bears a legend generally to the effect that sales of such Note or interests therein may be made only to QIBs in transactions exempt from the registration requirements of the Securities Act in reliance on Rule 144A, substantially in the form of Exhibit A to the Indenture.

“Governmental Actions” shall mean any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, administrative actions, subpoenas, lawsuits, variances, civil investigative demands, investigations or inquiries by, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” shall mean any governmental department, commission, board, bureau, agency, court or other instrumentality of any nation, state, province, territory,

Appendix A-13

commonwealth, municipality or other political subdivision thereof having jurisdiction over the Person in question.

“Governmental Rules” shall mean any and all laws, statutes, codes, rules, regulations, guidelines, advisories, ordinances, orders, opinions, writs, decrees and injunctions of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“Holder” shall mean a Noteholder or Note Owner.

“Indemnified Party” shall mean with respect to the Servicing Agreement, shall have the meaning set forth in Section 5.01(b) of the Servicing Agreement.

“Indenture” shall mean the Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee.

“Indenture Trustee” shall mean the Person named as the Indenture Trustee in the first paragraph of the Indenture, acting not in its individual capacity but solely as Indenture Trustee, until a successor Indenture Trustee is appointed pursuant to the applicable provisions of the Indenture, and thereafter “Indenture Trustee” shall mean and includes each Person who is then an Indenture Trustee thereunder. The initial Indenture Trustee shall be Citibank, N.A.

“Indenture Trustee Authorized Officer” shall mean, when used with respect to the Indenture Trustee, any vice president, any assistant vice president, senior trust officer or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Indenture Trustee Fee” shall mean the fee payable by the Issuer to the Indenture Trustee and Paying Agent on each Payment Date in an amount equal to $3,750 per month as set forth in a fee letter between the Indenture Trustee and Enova.

“Independent Accountants” shall mean any nationally recognized firm of independent certified public accountants registered with the Public Company Accounting Oversight Board and otherwise acceptable to the Indenture Trustee.

“Initial Cutoff Date” shall mean February 28, 2023.

“Initial Purchaser” shall mean Jefferies LLC, in its capacity as initial purchaser of the Notes.

“Initial Receivables” shall mean the Receivables acquired by the Transferor and transferred to Issuer on the Closing Date.

“Insolvency Event” shall mean, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial

Appendix A-14

part of its property in an involuntary case or proceeding under any Debtor Relief Laws seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued, or (b) the commencement by such Person of a voluntary case or proceeding under any applicable Debtor Relief Laws or the consent by such Person to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Intercreditor Agent” shall mean Citibank, N.A., in its capacity as the Agent under and pursuant to the terms of the Intercreditor Agreement.

“Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement re Collection Receipt Accounts, dated as of October 17, 2019, by and among Enova, the Servicer, the Account Holder, the Intercreditor Agent, EFR 2018-1, LLC, the 2018-1 Agent, EFR 2018-2 LLC, the 2018-2 Agent, the Issuer, the Indenture Trustee and such other Persons as may or have become parties thereto by executing an accession agreement.

“Interest Distributable Amount” shall mean, with respect to any Payment Date, the sum of (a) interest due on the Notes for the related Interest Period calculated based on the Note Interest Rate and the Outstanding Principal Amount of the Notes as of the preceding Payment Date, after giving effect to all payments of principal on the Notes on or prior to such preceding Payment Date, or, in the case of the first Payment Date, on the original Outstanding Principal Amount of the Notes as of the Closing Date; and (b) any unpaid Interest Distributable Amount from the preceding Payment Date plus accrued and unpaid interest thereon at the Note Interest Rate.

“Interest Period” means, with respect to any Payment Date, the period from and including the immediately preceding Payment Date (or from and including the Closing Date with respect to the first Payment Date) to but excluding such Payment Date.

“Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer” shall mean NetCredit Combined Receivables 2023, LLC, a Delaware limited liability company.

“Issuer Account” shall mean each of the Collection Account, the Reserve Account and the Pre-Funding Account.

“Issuer Certificate” shall mean a certificate (including an Officer’s Certificate) signed by the Issuer, delivered to the Indenture Trustee relating to, among other things, the issuance of a Note. Wherever the Indenture requires that an Issuer Certificate be signed also by an accountant

Appendix A-15

or other expert, such accountant or other expert (except as otherwise expressly provided in the Indenture) may be an employee of the Transferor.

“Issuer Expenses” shall mean, with respect to any Payment Date and the related Collection Period, all fees, expenses and indemnities due and owing by the Issuer to the Servicer, the Indenture Trustee, any Successor Servicer, the Paying Agent and the Backup Servicer.

“Issuer Estate” shall mean all right, title and interest of the Issuer in, under and to the Receivables Sale Agreement, the property and rights assigned to the Issuer pursuant to Article II of the Receivables Sale Agreement, all funds on deposit from time to time in the Collection Account, the Reserve Account and the Pre-Funding Account and all other property of the Issuer from time to time, including any rights of the Issuer pursuant to the Receivables Sale Agreement and the Servicing Agreement.

“Issuer LLC Agreement” shall mean the amended and restated limited liability company agreement of NetCredit Combined Receivables 2023, LLC, dated as of January 27, 2023, by NetCredit Funding 2023 A, LLC and Bernard J. Angelo, as independent director.

“Issuer Order” shall mean a written order signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Issuer Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Note that was characterized as debt at the time of its issuance, and (b) such action will not cause the Issuer to be treated as an association (or publicly traded partnership or taxable mortgage pool) taxable as a corporation.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Lower My Rate Receivables” any Receivable related to a Refinancing that has had its original Contract interest rate lowered for any reason, other than as a result of the requirements of the Servicemembers Civil Relief Act of 2003.

“Majority Holders” shall mean the Holders holding in the aggregate more than 51% of the Outstanding Principal Amount of all Outstanding Notes.

“Material Adverse Effect” shall mean, a material adverse effect on (a) the business, operations, assets, condition (financial or otherwise) or liabilities of a specified Person, (b) the ability or prospects of a specified Person to fully and timely perform its obligations under the Transaction Documents, (c) the legality, validity, binding effect, or enforceability against a specified Person of any Transaction Document to which it is a party, or (d) the rights, remedies and benefits, taken as a whole, available to, or conferred upon, any Noteholder, the Issuer or the Indenture Trustee under any Transaction Document.

Appendix A-16

“Monthly Servicing Report” shall mean a report in substantially the form of Exhibit B to the Servicing Agreement, or otherwise in a form reasonably acceptable to the Issuer, the Transferor and the Servicer and including each of the items set forth in Section 3.01(a) of the Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“NCLS” shall mean NetCredit Loan Services, LLC, a Delaware limited liability company.

“NCR 2022 Collateral Agent” shall mean Citibank, N.A., as collateral agent under the Note Issuance and Purchase Agreement, dated as of October 21, 2022, by and between NetCredit Receivables 2022, LLC, as issuer, Jefferies Funding LLC, as initial note purchaser and administrative agent, the other note purchasers from time to time party thereto and Citibank, N.A., as paying agent and collateral agent.

“NetCredit Funding 2023 A” shall mean NetCredit Funding 2023 A, LLC, a Delaware limited liability company.

“Net Liquidation Proceeds” shall mean, the aggregate amount of recoveries on (or proceeds from sales of) Charged-Off Receivables, net of any reasonable collection agency fees, legal fees, sales commissions and other reasonable costs related to the collection of recoveries.

“Note” or “Notes” shall mean the Class A Note or Notes authenticated and delivered from time to time under the Indenture.

“Note Interest” shall mean a beneficial interest in a Note.

“Note Interest Rate” shall mean a rate per annum of 7.78%.

“Note Owner” shall mean the beneficial owner of an interest in a Global Note.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of February 22, 2023, by and among the Transferor, the Sponsor, the Seller, the Issuer and the Initial Purchaser.

“Note Register” shall have the meaning specified in Section 4.04(a) of the Indenture.

“Note Registrar” shall mean the Person who keeps the Note Register specified in Section 4.04(a) of the Indenture. The initial Note Registrar shall be Citibank, N.A.

“Noteholder” or “Noteholders” shall mean a Person in whose name such Note is registered in the Note Register.

“Noteholder Monthly Interest” shall mean the Interest Distributable Amount.

“Obligor” shall mean, with respect to each Receivable, the borrower under the related Contract or any other Person who owes or may be liable (whether primarily or secondarily) for payments under such Receivable.

Appendix A-17

“Obligor Due Date” shall mean, with respect to a Receivable, each date in a calendar month on which an installment payment is due from the Obligor. By way of example, if an Obligor’s installment payment is due on the 14th day of each month, then the 14th is the Obligor Due Date; if an installment payment is due on each of the 14th and the 28th of each month, then each of the 14th and 28th is an Obligor Due Date.

“OFAC” shall have the meaning set forth in Section 4.01(k) of the Servicing Agreement.

“Officer’s Certificate” shall mean a certificate on behalf of any Person that is signed by any Authorized Officer or vice president or more senior officer of such Person and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“Ongoing Due Date Adjustment” shall mean, as of any date of determination, an Eligible Receivable with respect to which a Due Date Adjustment has been made and as of such date of determination, the next scheduled Obligor Due Date is not the original Obligor Due Date after giving effect to such Due Date Adjustment.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be an employee of or counsel to the Sponsor, the Seller, the Transferor, the Issuer or the Servicer. As to any factual matters relevant to such opinion, such counsel shall be permitted to rely upon an Officer’s Certificate to establish such factual matters, unless such counsel knew or in the exercise of reasonable care should have known, any of such factual matters are erroneous.

“Optional Redemption Amounts” means amounts received as a result of the Servicer’s exercise of its optional redemption of the Receivables.

“Origination Assignment” shall mean an Origination Assignment from one or more Enova Originators or the Acquirer to the Buyer with respect to the Receivables and Other Conveyed Property to be conveyed by such Enova Originators or the Acquirer to the Buyer, in substantially the form of Exhibit A to the Receivables Transfer Agreement.

“Origination Fee” shall mean any upfront fee charged by an Originator for processing or originating a new unsecured installment loan made to an Obligor.

“Originators” shall mean the Enova Originators and the Bank Originator, collectively.

“Other Conveyed Property” shall mean (a) with respect to the Seller, all property conveyed by the Seller to the Transferor pursuant to Sections 2.1(a)(ii) through (iv) of the Receivables Purchase Agreement and the First Step Assignment, (b) with respect to the Transferor, all property conveyed by the Transferor to the Issuer pursuant to Sections 2.1(a)(ii) through (iv) of the Receivables Sale Agreement and the Second Step Assignment and (c) with respect to an Enova Originator or the Acquirer all property conveyed by an Enova Originator or the Acquirer to the Seller of a type described in Sections 2.1(a)(ii) through (iv) of the Receivables Transfer Agreement.

Appendix A-18

“Outstanding,” shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(a) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 4.08 of the Indenture, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 4.08 of the Indenture;

(b) any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, that if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to the Indenture, or provision therefor satisfactory to the Indenture Trustee has been made;

(c) any Notes held by the Issuer or an Affiliate of the Issuer; and

(d) any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, or which will have been paid pursuant to the terms of Section 4.09 of the Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have taken any Action, Notes beneficially owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer knows to be owned by the Issuer or any Affiliate of the Issuer will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee creates to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Outstanding Principal Amount” shall mean at any time with respect to the Notes, the aggregate principal amount of such Notes that are Outstanding on such date.

“Outstanding Receivable Principal Balance” shall mean, with respect to any Receivable as of any date of calculation, the outstanding amount of principal owed by the Obligor on such Receivable on such date.

“Paying Agent” shall mean any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as provided in the Indenture. The initial Paying Agent shall be Citibank, N.A.

Appendix A-19

“Payment Date” shall mean the 20th day of each calendar month (or, if any such 20th day is not a Business Day, the next succeeding Business Day), commencing on April 20, 2023.

“Payment Deferral” shall mean, with respect to a Receivable and a related Obligor, the deferral of a scheduled installment payment from such Obligor’s next Obligor Due Date to a new Obligor Due Date, which follows the Obligor Due Date that theretofore had been the final scheduled maturity date of such Receivable.

“Payment Plan Receivable” shall have the meaning set forth in Section 2.02(d)(vii) of the Servicing Agreement.

“Permanent Regulation S Global Note” shall mean a Note issued in global form, which bears a legend generally to the effect that sales of such Note or interest therein may be made only in an “offshore transaction” (within the meaning of Regulation S), substantially in the form of Exhibit C to the Indenture.

“Permitted Liens” shall mean liens imposed by law for taxes, assessments or other governmental charges.

“Permitted Modification” shall have the meaning set forth in Section 2.02(d) of the Servicing Agreement.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature, whether or not a legal entity.

“Place of Payment” shall mean, with respect to any Note issued under the Indenture, the city or political subdivision so designated with respect to such Note in accordance with the provisions of the Indenture.

“Plan” shall mean (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA), which is subject to the provisions of Title I of ERISA, (ii) a “plan” described in and subject to Section 4975 of the Code, and (iii) any U.S. governmental plan, non-U.S. plan, church plan or any other employee benefit plan or arrangement that is subject to Similar Law.

“Predecessor Notes” of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 4.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Pre-Funding Account” shall have the meaning specified in Section 5.02(d) of the Indenture.

“Pre-Funding Amount” means on the Closing Date an amount equal to $200,016,649.49 minus the aggregate Outstanding Receivable Principal Balance of the Initial Receivables as of the Initial Cutoff Date.

Appendix A-20

“Pre-Funding Period” shall mean the period beginning on the Closing Date and ending on the earliest to occur of (i) June 3, 2023, (ii) an Amortization Event or Event of Default under the Indenture or (iii) the date on which the funds held in the Pre-Funding Account have been fully disbursed for the acquisition of the Subsequent Receivables.

“Principal Distributable Amount” shall mean, (a) with respect to any Payment Date when neither an Amortization Event nor an Event of Default is in effect, an amount not less than zero equal to the excess of (i) the Outstanding Principal Amount of the Notes prior to any distributions on such Payment Date over (ii) the excess of (A) the Outstanding Receivable Principal Balance as of the last day of the related Collection Period plus, on each Payment Date prior to the termination of the Pre-Funding Period, any amounts on deposit in the Pre-Funding Account, if any, on the last day of the related Collection Period, over (B) the Target Overcollateralization Amount for such Payment Date and (b) with respect to any Payment Date where an Amortization Event or an Event of Default is in effect, the lesser of (x) the Outstanding Principal Amount of the Notes after any prior distributions on such Payment Date and (y) all remaining Available Funds.

“Privacy Laws” shall have the meaning set forth in Section 8.12(c) of the Servicing Agreement.

“Protected Party” shall have the meaning set forth in Section 8.12(a) of the Servicing Agreement.

“Protected Purchaser” shall have the meaning set forth in Section 8-303 of the applicable UCC, and provided that the requirements of Section 8-405 of the applicable UCC are met.

“Public Company Accounting Oversight Board” shall mean the nonprofit corporation established by Congress through the Sarbanes-Oxley Act of 2002 to oversee the audits of public companies in order to, amongst other things, protect the interest of investors.

“Purchase Price” shall mean, with respect to the Receivables and related Other Conveyed Property, an amount equal to the aggregate Outstanding Receivable Principal Balances of such Receivables as of the applicable Cutoff Date.

“QIB” shall have the meaning specified in Section 4.04(h) of the Indenture.

“Receivable” shall mean a consumer loan represented by a Contract, and all rights and obligations thereunder, including the obligation of an Obligor to make payments thereunder, that has been (i) (x) originated by the Bank Originator and sold to the Acquirer pursuant to the Bank Originator Sale Agreement and then sold by the Acquirer to the Seller pursuant to the Receivables Transfer Agreement or (y) originated by an Enova Originator and then sold by such Enova Originator to the Seller pursuant to the Receivables Transfer Agreement, (ii) sold by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, (iii) sold by the Transferor to the Issuer, pursuant to the Receivables Sale Agreement, and (iv) pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders, pursuant to the Indenture.

“Receivable File” shall mean, with respect to each Receivable, the file to be (a) delivered to the Servicer pursuant to the Receivables Purchase Agreement, containing the following documents: (i) the original, fully executed copy of the related Contract (which shall include the

Appendix A-21

truth-in-lending disclosure), (ii) original, fully executed copies of any non-negotiable promissory note and any guaranty related to such Receivable, if applicable, (iii) original, fully executed copies of any modifications, amendments, supplements or addendums to the original Contract and all other agreements and documents-related to such Contract, and (iv) such other documents as the Transferor, Issuer or Indenture Trustee may reasonably require from time to time, and (b) maintained by the Custodian pursuant to Article VII of the Servicing Agreement.

“Receivable Modification” shall have the meaning set forth in Section 2.02(d) of the Servicing Agreement.

“Receivable Repurchase Price” shall mean, with respect to any Receivable and any date of determination, an amount equal to the sum of (a) the Outstanding Receivable Principal Balance of such Receivable, plus (b) all accrued and unpaid interest on the Outstanding Receivable Principal Balance of such Receivable at the applicable Annual Percentage Rate related to such Receivable through the date on which such Receivable is repurchased.

“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement dated as of the Closing Date, by and between the Seller and Transferor.

“Receivables Sale Agreement” shall mean the Receivables Sale Agreement, as of the Closing Date, between the Transferor and the Issuer.

“Receivables Transfer Agreement” shall mean the Receivables Transfer Agreement, dated as of the Closing Date, by and among the Seller, each Enova Originator and the Acquirer.

“Record Date” shall mean, for the interest or principal payable on any Note on any applicable Payment Date, the close of business on the Business Day immediately preceding the related Payment Date; provided, however, that if definitive Notes are issued, the Record Date for such Definitive Notes shall be the last day of the preceding Collection Period.

“Redemption Date” shall mean the date on which the Redemption Price is paid to the Noteholders pursuant to Section 12.03 of the Indenture.

“Redemption Price” shall mean the amount paid to the Noteholders in connection with a redemption of all Notes pursuant to Section 12.03 of the Indenture, which shall equal the Outstanding Principal Amount plus all accrued interest thereon.

“Refinancing” shall mean, those occurrences when an Originator enters into (or acquires) a new consumer loan arrangement with an Obligor, and whereby a Receivable is paid in full with the proceeds of a new Receivable.

“Registered Note” shall mean a Note issued in registered form.

“Registered Noteholder” shall mean a Holder of a Registered Note.

“Related Receivables File” shall mean the .csv file setting forth the Receivables, which is delivered in connection with the First Step Assignment or the Second Step Assignment, as applicable, and executed and delivered by the Seller or the Transferor, as applicable.

Appendix A-22

“Reporting Date” shall mean a date on or before the fifteenth calendar day of each month (or if the fifteenth calendar day of any given month is not a Business Day, the next following Business Day).

“Repurchase Date” shall mean the date on which the Servicer repurchases all Receivables as provided in Section 12.01 of the Indenture.

“Reserve Account” shall have the meaning specified in Section 5.02(c) of the Indenture.

“Reserve Account Amount” shall mean, with respect to any Payment Date, the amount on deposit in the Reserve Account on the related Reporting Date and available for withdrawal from the Reserve Account.

“Reserve Account Draw Amount” shall mean, with respect to any Payment Date and the related Collection Period, the lesser of (a) the amount, if any, by which the amounts payable on such Payment Date pursuant to steps THIRD through FOURTH under Section 5.04 of the Indenture exceeds the remaining Available Funds (exclusive of the Reserve Account Draw Amount) for such Payment Date; and (b) the Reserve Account Amount (before giving effect to any deposits to or withdrawals from the Reserve Account on such Payment Date); provided, however, that the Reserve Account Draw Amount equals the Reserve Account Amount if (i) the sum of Available Funds (exclusive of the Reserve Account Draw Amount) and the Reserve Account Amount equals or exceeds the Outstanding Principal Amount of the Notes, accrued and unpaid interest thereon and all amounts required to be paid in respect of Issuer Expenses on such Payment Date; (ii) on the end of such Collection Period the Outstanding Principal Amount of the Notes is zero; (iii) such Payment Date occurs on or after the last Final Maturity Date of the Notes; or (iv) the Notes have been accelerated following an Event of Default.

“Reserve Account Required Amount” shall mean an amount equal to the product of (a) 0.50% and (b) the sum of (x) the Cutoff Date Outstanding Receivable Principal Balance plus (y) the amount on deposit in the Pre-Funding Account as of the Closing Date, which is approximately $1,000,083.25.

“Responsible Officer” shall mean any officer within the Corporate Trust Office of the Indenture Trustee, including any director, vice president, assistant vice president, assistant treasurer, assistant secretary, senior trust officer, trust officer or any other officer of such Person, as applicable, customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and the other Transaction Documents on behalf of the Indenture Trustee.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services, LLC business.

“Sanctions” shall mean economic or financial sanctions or trade embargos imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

Appendix A-23

“Scheduled Receivable Payment” shall mean, for any Collection Period and for any Receivable, the amount indicated in the Contract relating to such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date the Obligor’s obligation under such Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (a) the order of a court in a proceeding relating to Debtor Relief Laws as to which the Obligor is a debtor, (b) the application of the Servicemembers Civil Relief Act of 2003, or (c) modifications or extensions of the Receivable permitted by the Transaction Documents, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Second Step Assignment” shall mean a Second Step Assignment from the Transferor to the Issuer with respect to the Receivables and Other Conveyed Property, in substantially the form of Exhibit A to the Receivables Sale Agreement.

“Securities Act” shall mean the Securities Act of 1933.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934.

“Securities Intermediary” shall have the meaning specified in Section 2.09(a) of the Indenture. The initial Securities Intermediary shall be Citibank, N.A.

“Security Interest” shall mean the security interest granted pursuant to the Granting Clause of the Indenture.

“Seller” shall mean CNU Online Holdings, LLC, in its capacity as the seller pursuant to the Receivables Purchase Agreement.

“Selling Enova Originator” shall mean the Enova Originators selling Receivables to the Seller on the Closing Date or any Addition Date.

“Servicer” shall mean, at any time, the Person then appointed as such pursuant to Section 2.01(a) of the Servicing Agreement. The initial Servicer shall be NCLS.

“Servicer Default” shall have the meaning set forth in Section 6.01 of the Servicing Agreement.

“Servicer Termination Date” shall have the meaning set forth in Section 2.01(a) of the Servicing Agreement.

“Servicer Termination Notice Date” shall have the meaning set forth in Section 6.02(b) of the Servicing Agreement.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of the Closing Date, by and among the Servicer, the Custodian, the Issuer, the Indenture Trustee and the Transferor.

“Servicing Fee” shall mean the fee payable by the Issuer to the Servicer each month in an amount, for each Payment Date, equal to the product of (i) the Servicing Fee Rate, (ii) the aggregate

Appendix A-24

Outstanding Receivable Principal Balance as of the beginning of the related Collection Period and (iii) one-twelfth (or in the case of the first Collection Period, the actual number of days in such Collection Period over 360).

“Servicing Fee Rate” shall mean 2.75%.

“Servicing Policy” shall mean, the collections policy and the payment plan policy of the Servicer, as such policies may be amended, modified or supplemented from time to time in compliance with the Servicing Agreement.

“Servicing Standard” shall have the meaning set forth in Section 2.01(b) of the Servicing Agreement.

“Similar Law” shall mean any U.S. federal, state, local, non-U.S. or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Solvent” shall mean, with respect to any Person, as of any date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the assets of such Person, at Fair Valuation, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date, and (iii) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Documents” shall mean, with respect to any Receivable File, the following documents required to be contained in such Receivable File:

(a) the original, fully executed copy of the related Contract (which shall include the truth-in-lending disclosure), which shall originally be payable to the applicable Originator;

(b) original, fully executed copies of any non-negotiable promissory note and any guaranty related to such Receivable, if applicable; and

(c) original, fully executed copies of any modifications, amendments, supplements or addendums to the original Contract and all other agreements and documents relating to such Contract.

“Sponsor” shall mean Enova.

“Standard Modification” shall mean a “Servicing Modification” as defined in the Servicing Policy.

Appendix A-25

“State” shall mean any one of the 50 states of the United States of America or the District of Columbia.

“Subsequent Cutoff Date” shall mean, with respect to any Subsequent Receivable, the date designated as such by the Seller.

“Subsequent Receivables” shall mean the additional Receivables acquired by the Issuer following the Closing Date during the Pre-Funding Period.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Servicer” shall mean the Backup Servicer or any other successor to the Servicer appointed pursuant to Section 6.02(a) of the Servicing Agreement.

“Successor Servicing Agreement” shall mean the Successor Servicing Agreement, dated as of the Closing Date, entered into by Vervent, the Issuer, the Indenture Trustee and the Custodian.

“Successor Servicing Fee” shall mean the fee equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the aggregate Outstanding Receivable Principal Balance as of the beginning of the related Collection Period, that is payable by the Issuer to the Backup Servicer in the event that the Backup Servicer replaces the Servicer and becomes the Successor Servicer.

“Successor Servicing Transfer Date” shall have the meaning set forth in Section 6.02(a) of the Servicing Agreement.

“Target Overcollateralization Amount” shall mean, with respect to any Payment Date, an amount equal to the greater of (i) the sum of (x) the Cutoff Date Outstanding Receivable Principal Balance as of the last day of the related Collection Period and (y) the amounts on deposit in the Pre-Funding Account, if any, multiplied by 30.0% and (ii) 2.5% of the sum of (x) the Cutoff Date Outstanding Receivable Principal Balance and (y) amounts on deposit in the Pre-Funding Account as of the Closing Date. On each Payment Date, principal will be distributed to the extent of Available Funds in an amount necessary to meet or maintain the Target Overcollateralization Amount.

“Taxes” shall mean, all present or future taxes, levies, imposts, duties, deductions, withholding (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Appendix A-26

“Temporary Regulation S Global Note” shall mean a Note issued in global form, which bears a legend generally to the effect that sales of such Note or interest therein may be made only in an “offshore transaction” (within the meaning of Regulation S under the Securities Act), substantially in the form of Exhibit B to the Indenture.

“Transaction Documents” shall mean the Receivables Transfer Agreement, the Receivables Purchase Agreement, the Receivables Sale Agreement, the Servicing Agreement, the Successor Servicing Agreement, the Backup Servicing Agreement, the Issuer LLC Agreement, the Indenture, the ACH Sweep Blocked Account Control Agreement, the Accession Agreement, the First Step Assignment, the Second Step Assignment and the Note.

“Transaction Party” shall mean the Enova Parties, the Indenture Trustee, the Paying Agent and the Backup Servicer.

“Transferor” shall mean NetCredit Funding 2023 A, in its capacity as the transferor pursuant to the Receivables Sale Agreement.

“Transferor LLC Agreement” shall mean the limited liability company agreement of NetCredit Funding 2023 A, dated as of January 26, 2023, by CNU and Bernard J. Angelo, as amended and restated on the Closing Date.

“Treasury Regulations” shall mean the regulations, including proposed or temporary regulations, promulgated under the Internal Revenue Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“UCC” shall mean the Uniform Commercial Code, as in effect in the State of New York or any other relevant jurisdiction.

“United States Regulations” shall mean 31 C.F.R. Part 357, Subpart B; 12 C.F.R. Part 615, Subparts O, R and S; 12 C.F.R. Part 987; 12 C.F.R. Part 1511; 24 C.F.R. Part 81, Subpart H; 31 C.F.R. Part 354; 18 C.F.R. Part 1314; and 24 C.F.R. Part 350.

“Verifiable Collateral Documents” shall mean, with respect to each Receivable, the related Contract and, if applicable, the non-negotiable promissory note and any guaranty related to such Receivable, together with any other items mutually agreed upon by the Servicer and the Indenture Trustee.

“Veritex” shall mean Veritex Bank, formerly known as Green Bank, N.A.

“Vervent” shall mean Vervent Inc., a Delaware corporation, formerly known as First Associates Loan Servicing, LLC.

PART II. Rules of Construction

For all purposes of each Transaction Document, except as otherwise expressly provided or unless the context otherwise requires:

Appendix A-27

(1) Number. The plural as well as the singular of all terms defined herein shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined in such certificate or other document

(2) Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(3) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in the Transaction Documents, and the Servicer, the Issuer, the Transferor or the Indenture Trustee shall so request, the Servicer, the Issuer, the Transferor and the Indenture Trustee shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Servicer shall provide to the Issuer, the Transferor and the Indenture Trustee financial statements and other documents required under the Transaction Documents or as reasonably requested under the Transaction Documents setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, however, if the Servicer, the Issuer, the Transferor and the Indenture Trustee are not able to agree to an amendment of such ratio or requirement by the thirtieth (30th) day after the receipt by the applicable party of such request, then from and after such thirtieth (30th) day, (i) none of the Servicer, the Issuer, the Transferor and the Indenture Trustee shall be required to negotiate in good faith in respect of such change in GAAP, and (ii) such ratio or requirement shall be computed in accordance with the Transaction Documents in conformity with GAAP as then in effect as of the Closing Date. Notwithstanding anything to the contrary herein, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Closing Date (wither or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as capital leases) for purposes of this rule of construction regardless of any change in GAAP following the Closing Date that would otherwise require such leases to be re-characterized as capital leases.

(4) UCC. Unless the context otherwise requires, terms defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC;

(5) Hereof. All references to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the related Transaction Document as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the respective agreement as a whole and not to any particular Article, Section or other subdivision;

(6) Beneficial Interest. Any reference in the Transaction Documents to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder

Appendix A-28

of a security entitlement with respect to such security. Any reference in the Transaction Documents to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account, and any reference herein or in any Transaction Document to money that is to be credited to or is credited to a deposit account shall also mean that such money is to be deposited in, or is on deposit in, such deposit account;

(7) Amendments. Any agreement, instrument or statute defined or referred to in the Transaction Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(8) Successors. References to a Person are also to its permitted successors and assigns;

(9) Or. Unless the context otherwise requires, “or” is not exclusive;

(10) Including. “Including” and words of similar import will be deemed to be followed by “without limitation”; and

(11) Time Periods. Unless otherwise stated, in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” each shall mean “to but excluding.”

(12) Lien. Unless otherwise stated, references herein and the other Transaction Documents to the priority of the Liens held by the Indenture Trustee or the Noteholders or representations and warranties or covenants prohibiting the creation of Liens by the Issuer shall, in each case, be qualified by, and subject to, the existence of Permitted Liens (which, for the avoidance of doubt, shall be permitted hereunder and the other Transaction Documents).

PART III. Notice Addresses and Procedures

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Transaction Document to be made upon, given or furnished to or filed with the Transferor, the Servicer, the Backup Servicer, the Note Registrar, the Intercreditor Agent, the Paying Agent, the Indenture Trustee, the Issuer or the Custodian shall be in writing, personally delivered, sent by facsimile or email, in each case with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a) in the case of the Sponsor, the Seller or any Enova Originator, at the following address:

Enova International, Inc.

175 West Jackson Boulevard

Appendix A-29

Suite 500

Chicago, IL 60604

Attention: Sean Rahilly, General Counsel

Telephone No.: (312) 568-4200

E-mail: srahilly@enova.com

(b) in the case of the Transferor, at the following address:

NetCredit Funding 2023 A, LLC

175 West Jackson Boulevard

Suite 500

Chicago, IL 60604

Attention: Sean Rahilly, Secretary

Telephone No.: (312) 568-4200

E-mail: srahilly@enova.com

with a copy to:

Enova International, Inc.

175 West Jackson Boulevard

Suite 500

Chicago, IL 60604

Attention: Sean Rahilly, General Counsel

Telephone No.: (312) 568-4200

E-mail: srahilly@enova.com

Appendix A-30

(c) in the case of the Issuer, at the following address:

NetCredit Combined Receivables 2023, LLC

175 West Jackson Boulevard

Suite 500

Chicago, IL 60604

Attention: Sean Rahilly, Secretary

Telephone No.: (312) 568-4200

E-mail: srahilly@enova.com

with a copy to:

Enova International, Inc.

175 West Jackson Boulevard

Suite 500

Chicago, IL 60604

Attention: Sean Rahilly, General Counsel

Telephone No.: (312) 568-4200

E-mail: srahilly@enova.com

(d) in the case of the Servicer or the Custodian, at the following address:

NetCredit Loan Services, LLC

175 West Jackson Boulevard

Suite 500

Chicago, IL 60604

Attention: Sean Rahilly, Secretary

Telephone No.: (312) 568-4200

E-mail: srahilly@enova.com

with a copy to:

Appendix A-31

Enova International, Inc.

175 West Jackson Boulevard

Suite 500

Chicago, IL 60604

Attention: Sean Rahilly, General Counsel

Telephone No.: (312) 568-4200

E-mail: srahilly@enova.com

(e) in the case of the Backup Servicer, at the following address:

Vervent Inc.

10182 Telesis Court, Suite 300

San Diego, CA 92121

Attention: General Counsel

Telephone No.: (858) 568-7684

E-mail: dgamble@vervent.com

(f) in the case of the Indenture Trustee, the Intercreditor Agent, the Paying Agent, the Note Registrar and the Securities Intermediary, at the following address:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Agency & Trust – NetCredit Combined Receivables 2023

Telephone No.: (212) 816-3090

E-mail: Kayvon.wyles@citi.com

(or, in each case, at such other address or to such other individuals as shall be identified by such party in a notice delivered to each other applicable party).

Appendix A-32

The Issuer shall promptly transmit any notice received by it from any Noteholder to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from any Noteholder to the Issuer.

With respect to any Monthly Servicing Report sent to the Indenture Trustee pursuant to Section 3.01(a) of the Servicing Agreement, the Servicer shall not be required to send a copy of such communication via first class mail or mailed by certified mail-return receipt requested unless requested by the Indenture Trustee and in the absence of any such request, any email or facsimile of any Monthly Servicing Report otherwise sent in accordance with the instructions above shall be deemed to have been duly delivered upon receipt thereof by the Indenture Trustee.

Appendix A-33